Exhibit 10.1

INVESTMENT AGREEMENT

by and between

DHT HOLDINGS, INC.

and

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

Dated as of March 19, 2012

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

ARTICLE II

The Equity Offering

SECTION 2.01.	Commencement of Equity Offering; Registration	8
SECTION 2.02.	Terms of the Equity Offering	8

ARTICLE III

The Investor Purchase

SECTION 3.01.	Backstop Commitment	9
SECTION 3.02.	Additional Purchase Commitment	10
SECTION 3.03.	Closing	10

ARTICLE IV

Representations and Warranties of the Company

SECTION 4.01.	Effectiveness of Registration Statement	10
SECTION 4.02.	SEC Compliance	10
SECTION 4.03.	Documents Incorporated by Reference	11
SECTION 4.04.	Capitalization	11
SECTION 4.05.	Organization	11
SECTION 4.06.	Good Standing	12
SECTION 4.07.	Subsidiaries	12
SECTION 4.08.	Authorization	12
SECTION 4.09.	No Violation	13
SECTION 4.10.	No Conflicts	13
SECTION 4.11.	Consents	14
SECTION 4.12.	No Restrictions on Common Stock	14
SECTION 4.13.	Compliance with Laws	14
SECTION 4.14.	Legal Proceedings	14

i

ARTICLE VI

Covenants of the Company

SECTION 6.01.	Conduct of the Business	25
SECTION 6.02.	Non-Solicitation	25
SECTION 6.03.	Preferred Stock	26
SECTION 6.04.	Share Listing	26
SECTION 6.05.	Use of Proceeds	26

ARTICLE VII

Additional Agreements

SECTION 7.01.	Public Disclosure	26
SECTION 7.02.	Access to Information; Confidentiality Agreement	26
SECTION 7.03.	Standstill	27
SECTION 7.04.	Commercially Reasonable Efforts; Investor Rights Agreement	28
SECTION 7.05.	Proxy Statement; Shareholders’ Meeting	28
SECTION 7.06.	Investor Information	28
SECTION 7.07.	Expenses	29

ARTICLE VIII

Conditions to Closing

SECTION 8.01.	Conditions to the Obligations of the Company and the Investor	29
SECTION 8.02.	Conditions to the Obligations of the Company	29
SECTION 8.03.	Conditions to the Obligations of the Investor	30

ARTICLE IX

Termination

SECTION 9.01.	Termination	31
SECTION 9.02.	Effects of Termination	32

ARTICLE X

Indemnification

SECTION 10.01.	Indemnification	33

SECTION 10.02.	Survival	35
SECTION 10.03.	Limitation on Liability	35

ARTICLE XI

Miscellaneous

SECTION 11.01.	Notices	35
SECTION 11.02.	Amendments; Waivers	37
SECTION 11.03.	Interpretation	37
SECTION 11.04.	Further Assurances	37
SECTION 11.05.	Assignment	38
SECTION 11.06.	Governing Law	38
SECTION 11.07.	Waiver of Jury Trial	38
SECTION 11.08.	Consent to Jurisdiction; Enforcement	38
SECTION 11.09.	Entire Agreement; No Third-Party Beneficiaries	38
SECTION 11.10.	Severability	39
SECTION 11.11.	Counterparts	39
SECTION 11.12.	Acknowledgment of Securities Laws	39

ANNEXES

Annex I — Form of Certificate of Designation
Annex II — Form of Investor Rights Agreement
Annex III — Form of Press Release

SCHEDULES

Schedule A — Subsidiaries
Schedule B — Vessels

INVESTMENT AGREEMENT, dated as of March 19, 2012 (this “Agreement”), between DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., a Cayman Islands exempted limited partnership (the “Investor”).

WHEREAS, the Company proposes to commence an offering to each of the holders of its Common Stock as of the close of business on the Record Date to subscribe for and purchase additional shares of Common Stock and shares of a new series of Preferred Stock, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Backstop Commitment to purchase Preferred Stock in an aggregate amount based on the number of shares of Equity Securities not subscribed for and purchased pursuant to the Equity Offering, on the terms and subject to the conditions set forth herein;

WHEREAS, in addition to the Backstop Commitment, the Company desires to sell, and the Investor has agreed to purchase, a fixed number of shares of Preferred Stock, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Acquired Shares” means, collectively, (i) the 53,571 shares of Preferred Stock committed to be acquired by the Investor pursuant to Section 3.02 and (ii) the shares of Preferred Stock committed to be acquired by the Investor pursuant to the Backstop Commitment.

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Alternative Proposal” means any proposal or offer for (i) a merger, consolidation, business combination, recapitalization, share exchange, reorganization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute or represent 15% or more of the total assets of the Company and its subsidiaries, taken as a whole, (ii) the direct or indirect acquisition of assets or businesses that constitute or represent 15% or more of the total assets of the Company and its subsidiaries, taken as a whole, whether pursuant to an acquisition of securities, assets or otherwise or (iii) the direct or indirect acquisition of 15% or more of any class of the issued and outstanding Equity Securities of the Company (other than through an offering by the Company), in each case other than the transactions contemplated by this Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Board” means the board of directors of the Company, except where the context requires otherwise.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Certificate of Designation” means the certificate of designation related to the Preferred Stock, substantially in the form attached as Annex I hereto.

“Change of Control Proposal” means a bona fide written Alternative Proposal from a third party (provided that for purposes of the definition of “Change of Control Proposal”, references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%”), which the Board determines in its good faith judgment and in the exercise of its fiduciary duties (after consultation with legal counsel)

is in the best interests of the Company’s shareholders and more favorable from a financial point of view to the Company’s shareholders than the Transactions.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Confidentiality Agreement” means the confidentiality agreement between the Company and Anchorage Capital Group, L.L.C. dated as of January 12, 2012.

“Director” means a member of the Board, except where the context requires otherwise.

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business under common control, or treated as a single employer, with the Company or the Subsidiaries, under Sections 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Sections 414(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Existing Credit Documents” means (i) the credit agreement dated October 11, 2005, as amended or supplemented from time to time, between Double Hull Tankers, Inc., the guarantors party thereto from time to time and The Royal Bank of Scotland plc; (ii) the credit agreement dated February 25, 2011, as amended or supplemented from time to time, between DHT Phoenix, Inc., the Company, as guarantor, and DVB Bank, SE, London Branch; and (iii) the credit agreement dated May 24, 2011, as amended or supplemented from time to time, between DHT Eagle, Inc., the Company, as guarantor, and DnB Nor Bank ASA.

“GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, board, court or other legislative, executive or judicial governmental entity.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Investment Manager Letter Agreement” means the letter agreement relating to this Agreement between the Company and Anchorage Capital Group, L.L.C. dated the date hereof.

“Investor Material Adverse Effect” means an effect that would prevent or materially delay the ability of the Investor to consummate the Investor Purchase.

“Investor Parties” means Anchorage Capital Group, L.L.C., the Investor and each of their respective affiliates and managed funds.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“NYSE” shall mean the New York Stock Exchange, Inc. and its successors.

“Percentage Interest” means, with respect to any Person and as of any date of determination, the percentage of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock that is beneficially owned by such Person as of such determination date.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Stock” means the Series A Participating Preferred Stock, par value $0.01, of the Company having the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Certificate of Designation.

“Record Date” means the date of determination of the holders of the Common Stock that will be eligible to participate in the Equity Offering, which date shall be selected by the Board in accordance with the BCA and the requirements of the NYSE and shall be no later than ten Business Days following the date of this Agreement.

“Registration Statement” means the registration statement on Form F-3 (File No. 333-176669) filed by the Company, as amended and supplemented, including all documents filed as a part thereof, any information deemed to be a part thereof and all material incorporated by reference therein.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, partners, investment bankers, attorneys, accountants and other advisors or representatives.

“Requisite Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of the Company’s Voting Stock (voting together as a single class) and the affirmative vote of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the amendment of the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the conversion of all shares of Preferred Stock that are issued in the Equity Offering and the Investor Purchase into Common Stock.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

“Standstill Period” means the period from the date of this Agreement until the Standstill Termination Date.

“Standstill Termination Date” means the earlier to occur of: (i) the Closing or (ii) the date on which this Agreement is terminated.

“Subscription Price” means (1) for the Common Stock, a price per share equal to $0.70 and (2) for the Preferred Stock, a price per share equal to $140.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Investment Manager Letter Agreement and all other documents necessary in connection with these agreements to consummate the Transactions.

“Transactions” means the Equity Offering, the Investor Purchase and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that the Investor’s agreements to confer voting rights on the Company in the Investor Rights Agreement shall be disregarded for purposes of this definition and a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or standing to vote such Voting Stock if such agreement, arrangement or standing (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

(b)           In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Aggregate Investor Purchase Price	3.02
Aggregate Backstop Purchase Price	3.01
Agreement	Preamble
Backstop Commitment	3.01
Change of Control Termination Fee	9.02(b)(i)
Closing	3.03(a)
Closing Date	3.03(a)
Company	Preamble
Company Financial Statements	4.15
Company Material Adverse Effect	4.06
Conversion Shares	4.04
Environmental Law	4.21
Equity Offering	2.02(a)
FINRA	4.11
Foreign Corrupt Practices Act	4.30
Hazardous Materials	4.21
IFRS	4.16
indemnified party	10.01(c)
indemnifying party	10.01(c)
Investor	Preamble
Investor Purchase	3.02
Investor Rights Agreement	8.01(b)
Money Laundering Laws	4.31
Offered Common Shares	2.02(a)
Offered Preferred Shares	2.02(a)
Offered Shares	2.02(a)
Offering Period	2.02(c)
Offering Settlement Date	2.02(e)
Proceeding	10.01(c)
Prospectus	2.01

Prospectus Supplement	2.01
Proxy Statement	7.05
Record Holder	2.01
Reference Date	4.24
Sanctions	4.32
Shareholders’ Meeting	7.05
Subscription Lot	2.02(b)
Subsidiaries	4.06
Termination Date	9.01(b)
Termination Date Termination Fee	9.02(b)(ii)
Transaction Fee Shares	3.03(b)
Vessel	4.14

ARTICLE II

The Equity Offering

SECTION 2.01.  Commencement of Equity Offering; Registration.  The Company hereby agrees to use commercially reasonable efforts to commence as promptly as practicable following the date of this Agreement and complete the Equity Offering, subject to the terms and conditions set forth herein. Specifically, the Company shall use commercially reasonable efforts to (i) as promptly as practicable after the date of this Agreement, prepare and file with the SEC a prospectus supplement (substantially in the form heretofore provided by the Company to the Investor, the “Prospectus Supplement”) to the base prospectus (such base prospectus, with the Prospectus Supplement, the “Prospectus”) included in the Registration Statement covering the shares of Common Stock and Preferred Stock that will be offered to holders of at least 250 shares of Common Stock as of the Record Date (each such holder, a “Record Holder”) in the Equity Offering and (ii) commence the Equity Offering to the Record Holders no later than five Business Days following the Record Date.  Record Holders will be determined as set forth in the Prospectus.

SECTION 2.02.  Terms of the Equity Offering.  (a) The Company shall commence an equity offering (the “Equity Offering”) to the Record Holders to subscribe for and purchase an aggregate of 51,785,800 shares of Common Stock and 258,929 shares of Preferred Stock (the aggregate number of shares of Common Stock and Preferred Stock offered in the Equity Offering, respectively, the “Offered Common Shares” and the “Offered Preferred Shares” and, together, the “Offered Shares”), in each case at the respective Subscription Price and on the terms set forth herein and under the heading “The Equity Offering” in the Prospectus Supplement.

(b)           Record Holders electing to participate in the Equity Offering must subscribe for an integral multiple of a round lot consisting of one share of Preferred Stock and 200 shares of Common Stock (each, a “Subscription Lot”), at a price of $280 per Subscription Lot.

(c)           the Equity Offering shall remain open for twenty (20) Business Days or such longer period as required by Law following the commencement of the Equity Offering (the “Offering Period”), with settlement to follow  such expiration.

(d)           The closing of the Equity Offering shall be subject to the following conditions:

(i)            all governmental and regulatory consents and approvals required for the consummation of the Equity Offering, including the approval for listing by the NYSE of the shares of Common Stock to be issued in the Equity Offering, subject to official notice of issuance, shall have been received;

(ii)           the Registration Statement shall continue to be effective, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC; and

(iii)          no action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted or issued, in each case by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits, restricts or makes illegal the implementation of the Equity Offering as contemplated herein and the issuance and sale of the Common Stock or Preferred Stock in the Equity Offering, and no action or proceeding by or before any federal, state or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree or order would be reasonably likely to prohibit, restrict or make illegal the implementation of the Equity Offering as contemplated herein and the issuance and sale of the Common Stock or Preferred Stock in the Equity Offering.

(e)           On the terms of and subject to the satisfaction of the conditions to the Equity Offering, the Company shall effect the closing of the Equity Offering (the date the Equity Offering closes, the “Offering Settlement Date”) as promptly as practicable following the end of the Offering Period.

ARTICLE III

The Investor Purchase

SECTION 3.01.  Backstop Commitment.  Simultaneously with or immediately following the settlement of the Equity Offering, on the terms of this Agreement and subject to the satisfaction of the conditions set forth in Sections 8.01, 8.02 and 8.03, the Investor shall purchase from the Company, and the Company shall issue to the Investor, at a price per share equal to the Subscription Price for Preferred Stock, a number of shares of Preferred Stock equal to the quotient determined by dividing (i) the sum of (x) the product of (1) the Subscription Price for Preferred Stock multiplied by (2) the number of Offered Preferred Shares minus the number of shares of Preferred Stock subscribed for and purchased pursuant to the Equity Offering and (y) the product of (1) the Subscription Price for Common Stock multiplied by (2) the number of Offered Common Shares minus the number of shares of Common Stock subscribed for and purchased pursuant to the Equity Offering (such sum, the “Aggregate Backstop Purchase Price”) by (ii) the Subscription Price for Preferred Stock (the Investor’s commitment to purchase Preferred Stock in accordance with this Section 3.01, the “Backstop Commitment”).  As promptly as practicable following the end of the Offering Period, the Company shall issue to the Investor a notice setting forth the number of shares of Common Stock and Preferred Stock purchased pursuant to the Equity Offering and the number of shares of Preferred Stock to be acquired by the Investor pursuant to the Backstop Commitment.

SECTION 3.02.  Additional Purchase Commitment.  Following the Offering Settlement Date, on the terms of this Agreement and subject to the satisfaction of the conditions set forth in Sections 8.01, 8.02 and 8.03, the Investor shall purchase from the Company, and the Company shall issue to the Investor, 53,571 shares of Preferred Stock, at a purchase price per share equal to the Subscription Price for Preferred Stock, for an aggregate purchase price of $7,499,940 (the sum of such aggregate purchase price and the Aggregate Backstop Purchase Price, the “Aggregate Investor Purchase Price”).  The purchase of Preferred Stock pursuant to this Section 3.02, together with the purchase of Preferred Stock pursuant to the Backstop Commitment set forth in Section 3.01, are referred to as the “Investor Purchase”.

SECTION 3.03.  Closing.  (a)  On the terms of this Agreement and subject to the conditions set forth in Sections 8.01, 8.02 and 8.03, the closing of the Investor Purchase (the “Closing”) shall occur on the date on which all of the conditions to the Closing set forth in Article VIII of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 10:00 a.m. (New York City time) at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).

(b)           At the Closing, to effect the purchase and sale of the Acquired Shares, (i) the Investor shall pay to the Company the Aggregate Investor Purchase Price by wire transfer in immediately available U.S. federal funds to the account designated by the Company in writing, (ii) the Company shall pay to the Investor a transaction fee in the amount equal to and in the form of 21,429 shares of Preferred Stock (the “Transaction Fee Shares”), (iii) the Company shall deliver to the Investor the certificates representing the Acquired Shares and the Transaction Fee Shares, and (iv) each of the Company and the Investor shall deliver all other documents and certificates to satisfy the conditions set forth in Article VIII.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to the Investor as follows:

SECTION 4.01.  Effectiveness of Registration Statement.  The Registration Statement has heretofore become effective under the Securities Act, no stop order of the SEC preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the SEC.

SECTION 4.02.  SEC Compliance.  The Registration Statement complies as of the date hereof in all material respects with the requirements of the Securities Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

the Prospectus complies in all material respects with the requirements of the Securities Act and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 4.02 with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Investor and furnished by or on behalf of the Investor to the Company expressly for use in the Registration Statement or the Prospectus.

SECTION 4.03.  Documents Incorporated by Reference.  The documents heretofore incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the SEC, complied and as of the date hereof comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.04.  Capitalization.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been, the Offered Shares to be sold in the Equity Offering, the Acquired Shares and the Transaction Fee Shares will be, when issued, and, if and when the Company receives the Requisite Shareholder Approval, the Common Stock issuable upon conversion or exchange of the Preferred Stock (the “Conversion Shares”) will be, when issued, duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws, and such shares were not, or will not be, issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right.  The Offered Shares, the Acquired Shares and the Transaction Fee Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Articles of Incorporation and the Certificate of Designation.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote.  The Company’s Common Stock and Preferred Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the holders of the Company’s Common Stock and Preferred Stock will not be subject to personal liability for the debt or other obligations of the Company by reason of being such holders.

SECTION 4.05.  Organization.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and the other Transaction Documents.

SECTION 4.06.  Good Standing.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the subsidiaries of the Company named in Schedule A hereto (the “Subsidiaries”) taken as a whole (a “Company Material Adverse Effect”).

SECTION 4.07.  Subsidiaries.  The Company has no “subsidiaries” (as defined under the Securities Act) other than the Subsidiaries; the Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof until after the Closing Date (other than changes contemplated by this Agreement and the Investor Rights Agreement); each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands or Norway, as the case may be, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and, as contemplated by this Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

SECTION 4.08.  Authorization.  The Company has all corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents.  The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Board, and the Transaction Documents constitute the valid and binding obligation of the Company, enforceable against the

Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.  The Transactions are not subject to any anti-takeover or similar Law, nor is the Company party to a stockholder rights agreement “poison pill” or similar anti-takeover agreement or plan.

SECTION 4.09.  No Violation.  Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require or accelerate the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective articles of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are amended from time to time, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.10.  No Conflicts.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the articles of incorporation or bylaws of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are amended from time to time, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.11.  Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including the NYSE), is required in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than the registration under the Securities Act of the Offered Shares to be sold in the Equity Offering, which will be effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered in the Equity Offering or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such approvals, authorizations, consents, orders or filings that will be obtained or made on or prior to the Closing Date and are in full force and effect.

SECTION 4.12.  No Restrictions on Common Stock.  Except as expressly set forth in the Registration Statement and the Prospectus, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Shares as contemplated thereby or otherwise.

SECTION 4.13.  Compliance with Laws.  Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct its respective business as described in the Registration Statement and the Prospectus, except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.14.  Legal Proceedings.  There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party, or of which any of their respective properties, including any vessel named in Schedule B hereto (each, a “Vessel”), is or would be subject, at law or in equity, before or by any Governmental Entity or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which (i) would not result in a judgment, decree or order that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and would not prevent the consummation of the transactions contemplated hereby or (ii) is required to be disclosed in the Registration Statement and is so disclosed therein.

SECTION 4.15.  Independent Auditors.  Ernst & Young AS, whose audit reports on the consolidated financial statements of the Company as of December 31, 2011, 2010 and 2009 (the “Company Financial Statements”) are included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

SECTION 4.16.  Financial Statements.  The Company Financial Statements included in the Registration Statement and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated statement of financial position, the related consolidated statements of income, comprehensive income, change in shareholders’ equity and cash flows of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act, and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved.  The other historical financial and related statistical data set forth in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company or its predecessor DHT Maritime, Inc. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus (including as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Securities Act) that are not included as required. Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement or the Prospectus.

SECTION 4.17.  Foreign Private Issuer.  The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

SECTION 4.18.  Investment Company.  The Company is not and, after giving effect to the offer and sale of the Offered Shares and the Acquired Shares and the issuance of the Transaction Fee Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or a “passive foreign investment company” or a “controlled foreign corporation”, as such terms are defined in the Code.

SECTION 4.19.  Title to Real and Personal Property.  The Company and each of the Subsidiaries have good and marketable title to all property (real and personal), if any, described in the Registration Statement or the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances with such exceptions as are described in the Registration Statement or the Prospectus or are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries as described in the Registration Statement and the Prospectus, and all the property described in the Registration Statement or the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are described in the Registration Statement or the Prospectus or are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries as described in the Registration Statement and the Prospectus.

SECTION 4.20.  No Labor Disputes; ERISA.  Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice. Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, (B) there has been no violation of any federal, state, local or foreign law relating to employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, discrimination in the hiring, promotion or pay of employees, workers compensation and the collection and payment of withholding and/or payroll taxes and similar taxes, any applicable wage or hour laws or any provision of ERISA or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries and (C) the Company and the Subsidiaries are in compliance with all obligations of the Company and the Subsidiaries, as applicable, under any employment agreement, severance agreement or similar written employment-related agreement or understanding.  Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (A) no material liability under Title IV of ERISA or Section 412 of the Code has been incurred during the past six years by the Company or any of the Subsidiaries with respect to any ongoing, frozen or terminated defined benefit pension plan maintained by the Company, the Subsidiaries or any ERISA Affiliate, (B) no material liability with respect to any withdrawal from any “multiemployer plan” within the meaning of Section 3(37) of ERISA has been or is expected to be incurred by the Company or any the Subsidiaries or any ERISA Affiliate, and (C) the Company and its Subsidiaries have complied, in all material respects, with the terms of each “employee benefit plan” within the meaning of Section 3(3) of ERISA that the Company or its Subsidiaries sponsors or maintains and the requirements under ERISA applicable to each such employee benefit plan.

SECTION 4.21.  Compliance with Environmental Laws.  Each of the Company and the Subsidiaries and their respective properties, assets and operations is in compliance with, and each of the Company and the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to materially interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has received any notice that it is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order, or (v) has entered into any written indemnification or settlement agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as hereinafter defined) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that in relevant form and concentration is regulated by or may give rise to liability under any Environmental Law).

SECTION 4.22.  Taxes.  All income and other material tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, all such tax returns are complete and correct in all material respects, and all taxes and other material assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.  To the Company’s knowledge, (i) there are no pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever with respect to taxes upon any of the assets or properties of either the Company or the Subsidiaries other than with respect to taxes not yet due and payable and (ii) no material deficiencies for any taxes have been proposed or assessed in writing against or with respect to any taxes due by or tax returns of the Company or any of the Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material tax liability of the Company or any of the Subsidiaries.

SECTION 4.23.  Insurance.  The Company and the Subsidiaries maintain for its or their benefit, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses in such amounts, and of the type, as deemed adequate by the Company; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Subsidiaries, their businesses; any such insurance or membership maintained by or for the benefit of the Company and its Subsidiaries is and will be fully in force at the time of purchase and, if applicable, any additional time of purchase; there are no material claims by the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.

SECTION 4.24.  Absence of Changes.  Since the date of the last audited Company Financial Statements included in the Registration Statement and the Prospectus (the “Reference Date”), (i) there has not been a material partial loss or total loss of or to any of the Vessels, whether actual or constructive, (ii) no Vessel has been arrested or requisitioned for title or hire, (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (iv) there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Company Material Adverse Effect.  The Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice in all material respects.  Without limiting the generality of the foregoing, since the Reference Date, none of the Company and its Subsidiaries has (except as disclosed in the Registration Statement and the Prospectus or other than any transaction contemplated by any of the Transaction Documents): (i) amended its articles of incorporation, bylaws or other organizational documents; (ii) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization; (iii) issued any note, bond or other debt security or right to acquire any debt security, incurred or guaranteed any indebtedness or entered into any “keep well” or other agreement to maintain the financial condition of another person or other arrangement having the economic effect of actions any of the foregoing, other than pursuant to the Existing Credit Documents or any such issuance, incurrence, guarantee or entry in the ordinary course of business; (iv) entered into or consummated any transaction involving the acquisition (including, by merger, consolidation or acquisition of the business, stock or assets or other business combination) of any Person (other than in the ordinary course of business or any transaction among the Subsidiaries of the Company); (v) changed any of its material accounting policies or practices, except as required as a result of a change in IFRS or applicable Law; or (vi) agreed or committed to do any of the foregoing.

SECTION 4.25.  No Undisclosed Liabilities.  There are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and not heretofore paid or discharged except for (i) liabilities adequately reflected or reserved against in accordance with IFRS in the Company’s audited balance sheet for the year ended on the Reference Date, (ii) liabilities that have been incurred or that have arisen in the ordinary course of business and consistent with past practice since the Reference Date, and (iii) liabilities that have not or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.26.  Contracts.  None of the contracts or agreements filed as an exhibit to the Registration Statement, other than the Existing Credit Documents, have been terminated, amended, modified, supplemented or waived; neither the Company nor any Subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement; and no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

SECTION 4.27.  Accounting Controls.  Other than as disclosed in the Prospectus, each of the Company and the Subsidiaries maintains a system of internal accounting controls to provide reasonable assurance that  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 4.28.  Disclosure Controls.  Other than as disclosed in the Prospectus, (a) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); (b) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and (c) the Company’s auditors and the Board have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  Other than as disclosed in the Prospectus, as of the date hereof, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Other than as disclosed in the Prospectus, (a) to date, the Company’s auditors have not identified any material weaknesses in internal controls; (b) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls or in other factors within control of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls; and (c) the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, are deemed in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, the Subsidiaries or such officers and directors, including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 4.29.  Employee Loans.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

SECTION 4.30.  No Unlawful Payments.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiaries and, to the Company’s knowledge, the affiliates of the Company have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 4.31.  Compliance with Money Laundering Laws.  The operations of the Company, the Subsidiaries and the Vessels are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes, rules and regulations of all jurisdictions (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that, in each case, are applicable to the Company, any of the Subsidiaries and any of the Vessels (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, any of the Subsidiaries or any of the Vessels with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 4.32.  Compliance with OFAC.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is an individual or entity (solely for purposes of this Section 4.32, a “Person”) currently subject of any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.  The Company will not knowingly, directly or indirectly, (a) use the proceeds of the sale of the Acquired Shares or (b) lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, for the purpose of financing the activities of or business with any Person, or in any other country or territory, that, at the time of such funding, is the subject of any Sanctions.

SECTION 4.33.  No Restrictions on Subsidiaries.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement and the Prospectus; all dividends and other distributions declared and payable on the shares of Common Stock of the Company and on the capital stock of each Subsidiary may under the current laws and regulations of the Marshall Islands be paid in United States dollars and freely transferred out of the Marshall Islands; and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any withholding or other tax and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

SECTION 4.34.  Price of Offered Shares.  The Company has not, and to the Company’s knowledge no Person acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company for the purpose of facilitating the sale or resale of any of the Offered Shares.

SECTION 4.35.  No Broker’s Fees.  Except pursuant to this Agreement or as described in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein or by the Registration Statement and the Prospectus.

SECTION 4.36.  No Review of Effectiveness.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with sale of the Offered Shares in the Equity Offering.

ARTICLE V

Representations and Warranties of the Investor

The Investor represents and warrants to the Company as follows:

SECTION 5.01.  Organization.  The Investor has been duly organized and is validly existing as an exempted limited partnership in good standing under the laws of the Cayman Islands, with full limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

SECTION 5.02.  Due Authorization.  The Investor has all limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.  The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the Investor’s  general partner, board of directors or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required.  The Transaction Documents to which it is a party constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

SECTION 5.03.  Investor Information.  None of the information supplied or to be supplied by the Investor for inclusion or incorporation by reference in the Prospectus Supplement, on the date the Prospectus Supplement is filed with the SEC and the date of the completion of the Equity Offering, or at the time of any amendment or supplement of such information in accordance with Section 7.06, as amended or supplemented as of such date or time, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.04.  No Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investor pursuant to) (i) the organizational or other governing documents of the Investor; (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which any of them or any of their respective properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule; (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE); or (v) any decree, judgment or order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under the Transaction Documents to which it is a party or consummate the transactions contemplated therein on a timely basis.

SECTION 5.05.  No Consents Required.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including the NYSE), is required in connection with the execution, delivery and performance of this Agreement or the consummation by the Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

SECTION 5.06.  Financial Capability.  At the Closing, the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

SECTION 5.07.  Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  The Investor is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Acquired Shares (and the securities issuable upon the conversion of the Acquired Shares), and fully understands the limitations on transfer and the restrictions on sales of such Acquired Shares (and the securities issuable upon the conversion of the Acquired Shares).  The Investor is able to bear the economic risk of its investment and is able to afford the complete loss of such investment.  As of the date hereof, the Investor and its affiliates hold no shares of Voting Stock, do not belong to any 13D Group and are not, directly or indirectly, party to any Hedging Transaction.  The Acquired Shares and the Transaction Fee Shares to be received by the Investor hereunder will be acquired for investment only and for the Investor’s own account, not as nominee or agent, and not with a view to the public resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Acquired Shares and the Transaction Fee Shares in compliance with applicable U.S. federal and state securities Laws.  The Investor will be purchasing and holding the Acquired Shares and the Transaction Fee Shares for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Acquired Shares or the Transaction Fee Shares or the other transactions contemplated hereunder or in the other Transaction Documents.  The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 5.08.  No Broker’s Fees.  Except pursuant to this Agreement, neither the Investor nor any of its affiliates or subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein or by the Registration Statement and the Prospectus.

SECTION 5.09.  Advisors.  The Investor acknowledges that prior to entering this Agreement and the other Transaction Documents to which it is a party, it was advised by Persons deemed appropriate by the Investor concerning this Agreement, the other Transaction Documents to which it is a party, the Investor Purchase and the other transactions contemplated by this Agreement, and conducted its own due diligence investigation and made its own investment decision with respect to such transactions.

SECTION 5.10.  Arm’s Length Transaction.  The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby.  Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (ii) has consulted with its own advisors concerning such matters; and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

SECTION 5.11.  No Further Reliance.  The Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement.  The Investor acknowledges that it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, and the terms of the Acquired Shares and the Transaction Fee Shares, and has had access to such financial and other information regarding the Company, in each case that the Investor considers sufficient for purposes of the purchase of the Acquired Shares and the Transaction Fee Shares.

SECTION 5.12.  Private Placement Consideration.  The Investor understands and acknowledges that: (a) the Acquired Shares being sold pursuant to this Agreement and the Transaction Fee Shares to be issued at Closing (and the Common

Stock issuable upon the conversion of the Acquired Shares and the Transaction Fee Shares) will not be registered under the Securities Act on the ground that such sale or issuance is being made in reliance on a private placement exemption from the registration requirements of the Securities Act; (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Acquired Shares and issuance of the Transaction Fee Shares under the Securities Act, under the securities Laws of all applicable states and for other purposes; (c) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Acquired Shares or any recommendation or endorsement thereof; (d) the Acquired Shares and Transaction Fee Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Acquired Shares and the Transaction Fee Shares (and the Common Stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances; and (e) each certificate evidencing the Acquired Shares or the Transaction Fee Shares held by the Investor shall be endorsed with a legend in accordance with Section 5.02 of the Investor Rights Agreement.

ARTICLE VI

Covenants of the Company

SECTION 6.01.  Conduct of the Business.  From and after the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated, the Company covenants and agrees as to itself and its Subsidiaries to conduct its business in all material respects in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact its present business organization, assets and properties.  Without limiting the generality of the foregoing, the Company covenants and agrees as to itself and its Subsidiaries:

(a)                                  not to take any action that would otherwise require the approval of the Investor under Section 2.04 of the Investor Rights Agreement; and

(b)                                 not to take any action that is intended or would reasonably be expected to result in any condition in Section 2.02(d) or Article VIII not being satisfied.

SECTION 6.02.  Non-Solicitation.  From and after the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article IX, and except as otherwise provided for in this Agreement, the Company shall not, shall cause its Subsidiaries not to, and shall not authorize its Representatives to, directly or indirectly, propose, solicit or initiate discussions (or restart prior discussions that ended prior to the date hereof) regarding the submission or making of any Alternative Proposal.  The Company shall notify the Investor promptly (and in any event within two Business Days) of any Alternative Proposal received by the Company.

SECTION 6.03.  Preferred Stock.  Prior to the Closing Date, the Company shall cause to be filed with the Registrar of Companies of the Republic of the Marshall Islands the Certificate of Designation prior to the first issuance of the Preferred Stock.

SECTION 6.04.  Share Listing.  The Company shall as promptly as practicable after the date of this Agreement (and prior to the Closing Date) apply to cause the shares of Common Stock to be issued in the Equity Offering to be approved for listing on the NYSE, subject to official notice of issuance.

SECTION 6.05.  Use of Proceeds.  Upon the consummation of the Transactions, the Company shall apply at least 19% of the proceeds from the Transactions, net of all fees and expenses incurred in connection with the Transactions, to repay indebtedness or retain funds for prospective prepayments of indebtedness and to pay fees, expenses and other costs in connection with obtaining concessions or waivers from lenders under the Existing Credit Documents.

ARTICLE VII

Additional Agreements

SECTION 7.01.  Public Disclosure.  As promptly as practicable after the date of this Agreement, the Company shall issue a press release in the form attached as Annex III hereto and file the Prospectus Supplement with the SEC.  No other release, announcement or filing concerning the transactions contemplated hereby or by the other Transaction Documents shall be issued, furnished or filed, as the case may be, by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except for any release, announcement or filing as may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release, announcement or filing shall, to the extent reasonably practicable, allow the other party reasonable time under the circumstances to comment on such release or announcement in advance of such issuance.  Each of the Investor and the Company shall use commercially reasonable efforts to cooperate, and to cause their subsidiaries and Representatives to cooperate, with the marketing of the Equity Offering, including participating in road shows and other investor presentations for the Equity Offering and preparing marketing materials, presentations, information packages and similar documents therefor.

SECTION 7.02.  Access to Information; Confidentiality Agreement.  Subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford the Investor and its Representatives reasonable access upon reasonable advance notice and during normal business hours during the period prior to the earlier of the Closing and the termination of this Agreement to all their respective properties, assets, books, records, agreements, permits, documents, information, directors, officers and employees and to make available any information concerning their respective businesses as the Investor or its Representatives may reasonably request.  Except as required by any applicable Law or judgment, the Investor shall hold, and shall direct its subsidiaries and affiliates and its and their Representatives to hold, any and all information received from the Company and its Subsidiaries and its and their Representatives confidential in accordance with the terms of the Confidentiality Agreement.

SECTION 7.03.  Standstill.  (a) During the Standstill Period, the Investor shall not, and shall cause the Investor Parties not to, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities, other than the Investor Purchase contemplated herein.  Any Equity Securities held by any Investor Party prior to the date of this Agreement shall be subject to all of the terms, covenants and conditions of this Agreement.

(b)                                 In addition, subject to the exceptions set forth in Section 7.03(c), during the Standstill Period, the Investor Parties shall not:

(i)                                     seek, make or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, any (A) merger, consolidation, tender, exchange offer or other business combination involving the Company or any of its Subsidiaries, or any equity interest therein, (B) sale or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries, (C) dissolution, liquidation, restructuring, recapitalization of, or similar transaction involving, the Company or any of its Subsidiaries, or (D) acquisition of any equity interest in the Company or any of its Subsidiaries;

(ii)                                  “solicit”, or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation”;

(iii)                               form, join or in any way participate in a 13D Group with respect to any Voting Stock;

(iv)                              grant any proxies with respect to any Voting Stock to any Person (other than the Company or as recommended by the Board) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(v)                                 seek, alone or in concert with other Persons, additional representation on the Board or seek the removal of any member of the Board or a change in the composition or size of the Board;

(vi)                              call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company;

(vii)                           enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing, or disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or make or take any action that would reasonably be expected to cause the Company to make a public announcement regarding any intention of any Investor Party to take an action that would be prohibited by, or inconsistent with, the foregoing;

(viii)                      request, propose or otherwise seek any amendment or waiver of or release from, or otherwise act to contest the validity of, the restrictions set forth in the provisions of this Section 7.03; or

(ix)                              directly or indirectly enter into any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Acquired Shares or the Transaction Fee Shares or the other transactions contemplated hereunder or in the other Transaction Documents or into any Hedging Transaction.

(c)                                  Notwithstanding Sections 7.03(a) and (b), the Investor Parties shall be permitted to make requests to the Board to amend or waive any of the limitations set forth in this Section 7.03 which the Board may accept or reject in its sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by the Company.

SECTION 7.04.  Commercially Reasonable Efforts; Investor Rights Agreement.  Subject to the terms and conditions of this Agreement and their respective rights thereunder, each of the Company and the Investor shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate, the Transactions prior to the Termination Date.  Without limiting the foregoing, each of the Company and the Investor shall execute and deliver the Investor Rights Agreement at Closing.

SECTION 7.05.  Proxy Statement; Shareholders’ Meeting.  The Company agrees to use its commercially reasonable efforts to, in compliance with applicable Law, the Company’s amended and restated articles of incorporation and amended and restated bylaws and the rules of the NYSE, call and hold a meeting of its shareholders (the “Shareholders’ Meeting”) to obtain the Requisite Shareholder Approval, and to prepare a proxy statement to be sent to the Company’s shareholders in connection with the Shareholder Meeting (the “Proxy Statement”).

SECTION 7.06.  Investor Information.  The Investor shall provide the Company such information as the Company may reasonably request in connection with the preparation, filing and distribution of the Prospectus Supplement and Proxy Statement.  Until the completion of the Equity Offering and the Shareholders’ Meeting, as applicable, the Investor shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Prospectus Supplement and the Proxy Statement if and to the extent any such previously provided information shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 7.07.  Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, the Company agrees to pay up to $175,000 of the Investor’s reasonable costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement which are not covered by the prior $100,000 work fee paid under the work fee letter dated as of February 17, 2012 between the Company and Anchorage Capital Group, L.L.C.

ARTICLE VIII
Conditions to Closing

SECTION 8.01.  Conditions to the Obligations of the Company and the Investor.  The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by each of the Company and the Investor on or prior to the Closing Date of the following conditions:

(a)                                  no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the Transaction Documents shall be in effect at the Closing, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending at the Closing;

(b)                                 an investor rights agreement substantially in the form of Annex II hereto (the “Investor Rights Agreement”) shall have been duly executed and delivered by each of the Company and the Investor; and

(c)                                  the Equity Offering shall have been consummated in accordance with, in all material respects, the terms and subject to the conditions set forth in Section 2.02 hereof.

SECTION 8.02.  Conditions to the Obligations of the Company.  The obligations of the Company to effect the Closing shall be further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company on or prior to the Closing Date of the following conditions:

(a)                                  all representations and warranties of the Investor in this Agreement that are qualified by materiality or Investor Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case any such representation and warranty qualified as to materiality or Investor Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(b)                                 the Investor Parties shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing;

(c)                                  the Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Sections 8.02(a) and 8.02(b); and

(d)           the Company shall have received a certificate, signed by an officer of the Investor, certifying the amount, if any, of the aggregate Percentage Interest of the Investor Parties, along with any 13D Group to which any of the Investor Parties belong, as of the close of business on the Business Day immediately prior to the Closing Date.

SECTION 8.03.  Conditions to the Obligations of the Investor.  The obligations of the Investor to effect the Closing shall be further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Investor on or prior to the Closing Date of the following conditions:

(a)           no Company Material Adverse Effect shall have occurred since the date of this Agreement and prior to the Closing Date;

(b)           the representations and warranties of the Company in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case any such representation and warranty qualified as to materiality or Company Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(c)           the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(d)           the Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 8.03(a) through 8.03(c);

(e)           the Company shall have duly adopted and caused to be filed with the Registrar of Companies of the Republic of the Marshall Islands the Certificate of Designation; and

(f)            simultaneous with the Closing, the Company shall have issued to the Investor the Transaction Fee Shares.

ARTICLE IX

Termination

SECTION 9.01.  Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Company and the Investor;

(b)           by either the Company or the Investor, upon written notice to the other, if the Transactions shall not have been consummated by the date that is 75 days from the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose material and willful breach of any provision under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Transactions to occur on or prior to such date;

(c)           by either the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by the Transaction Documents and such order, decree, injunction or other action shall have become final and nonappealable;

(d)           by the Company, upon written notice to the Investor, in order to enter into a definitive agreement to effect an unsolicited Change of Control Proposal;

(e)           by the Investor by written notice to the Company, if (i) the Company shall have failed to perform in all material respects any of its obligations contained in this Agreement, or (ii) any representation or warranty of the Company contained in this Agreement that is qualified by materiality or Company Material Adverse Effect shall fail to be true and correct, or any such representation or warranty not so qualified shall fail to be true and correct in all material respects, and in each case such that the conditions set forth in Section 8.03(b) or 8.03(c) would not be satisfied at such time if such time were the Closing, and such breach, failure or misrepresentation is uncurable or is not cured (to the extent necessary to satisfy the applicable condition) by the Company within 30 days following receipt of written notice from the Investor of such breach, failure or misrepresentation; and

(f)            by the Company by written notice to the Investor, if (i) any of the Investor Parties shall have failed to perform in all material respects any of its obligations contained in this Agreement, or (ii) any representation or warranty of the Investor contained in this Agreement that is qualified by materiality or Investor Material Adverse Effect shall fail to be true and correct, or any such representation or warranty not so qualified shall fail to be true and correct in all material respects, and in each case such that the conditions set forth in Section 8.02(a) or 8.02(b) would not be satisfied at such time if such time were the Closing, and such breach, failure to be true and correct or misrepresentation is uncurable or is not cured (to the extent necessary to satisfy the applicable condition) by the Investor within 30 days following receipt of written notice from the Company of such breach, failure or misrepresentation.

SECTION 9.02.  Effects of Termination.  (a)  In the event of the termination of this Agreement as provided for in Section 9.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, other than the provisions of Section 7.02, Section 7.07, this Section 9.02 and Article XI (other than Section 11.04); provided that neither the termination of this Agreement nor the payment of any amounts under Section 9.02(b) shall relieve any party from any liability for any willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.

(b)           In the event that:

(i)            this Agreement is terminated pursuant to Section 9.01(d), then the Company shall promptly, and in no event later than two Business Days after the date of such termination, pay the Investor a termination fee in the amount of $2,000,000 (the “Change of Control Termination Fee”) by wire transfer of immediately available funds to a bank account designated by the Investor; or

(ii)           this Agreement is terminated pursuant to 9.01(b), (c) or (e) and at the time of termination none of the Investor Parties has breached, or failed to comply with, in any material respect any of its covenants, obligations or other agreements contained in this Agreement, and none of the representations or warranties by the Investor shall fail to be true and correct in any material respect, then the Company shall promptly, and in no event later than two Business Days after the date of such termination, pay the Investor a termination fee in the amount of $1,000,000 (the “Termination Date Termination Fee”) by wire transfer of immediately available funds to a bank account designated by the Investor.

(c)           In any situation where this Agreement has been validly terminated in accordance with Section 9.01, the Investor’s right to receive the Change of Control Termination Fee or the Termination Date Termination Fee, as the case may be, shall be the sole and exclusive remedy of the Investor against the Company and its Representatives for any and all losses and damages suffered in connection with this

Agreement and the transactions contemplated by this Agreement, other than any losses and damages suffered due to a willful and material breach of the Company.

ARTICLE X

Indemnification.

SECTION 10.01.  Indemnification.  (a)  The Company agrees to indemnify, defend and hold harmless the Investor, its partners, directors, members, officers and employees, and any Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Investor or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Investor furnished by or on behalf of the Investor to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus (and any amendments or supplements thereto), or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the SEC, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Investor furnished by or on behalf of the Investor to the Company expressly for use in, the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           The Investor agrees to indemnify, defend and hold harmless the Company, its directors, officers and employees and any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Investor furnished by or on behalf of the Investor to the Company in writing expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement or Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or Prospectus or was necessary to make such information not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Investor (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 10.01, such indemnified party shall notify the indemnifying party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such indemnified party of notice of the Proceeding, and shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the indemnifying party from any of its obligations under this Agreement except to the extent that the indemnifying party is prejudiced by such failure.  In case any such Proceeding shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (x) the indemnified party shall fully cooperate with the indemnifying party in connection therewith (such cooperation to include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder) and (y) the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.  For the avoidance of doubt, the indemnified party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the indemnifying party as contemplated by the immediately preceding sentence.  If the indemnifying party elects not to assume the defense of such Proceeding, it is understood that the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such indemnified party.  In the event the indemnified party assumes the defense of the Proceeding, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such Proceeding.  The indemnifying party shall not be liable for any settlement of a Proceeding that an indemnified party may effect without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.  The indemnifying party shall not, without the written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party.  The indemnifying party shall pay or cause to be paid all amounts arising out of any settlement or judgment to which it consented in accordance with the terms of such settlement or judgment.

SECTION 10.02.  Survival.  The warranties and representations of each of the Company and the Investor shall survive the Closing and shall remain in full force and effect until the date that is 12 months after the Closing Date. All covenants and other agreements of each of the Company and the Investor in this Agreement shall survive the Closing until the date that is 9 months after the Closing Date, at which time they shall terminate, except that Section 7.07 shall survive the Closing indefinitely. The indemnity and contribution agreements contained in Article X shall survive the Closing indefinitely.

SECTION 10.03.  Limitation on Liability.  Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no party hereto shall be liable to the other for any consequential, punitive, incidental, indirect or exemplary damages and, other than in connection with Proceedings in respect of which an indemnity may be sought pursuant to Section 10.01(a), in no event shall the Company be liable or otherwise responsible to any Investor Party, or any of such Investor Party’s directors, partners, officers, employees or controlling persons, for any and all losses, damages, expenses, liabilities or claims (including the reasonable cost of investigation) relating to the subject matters of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby in aggregate amount exceeding the aggregate proceeds received by the Company from the Investor Purchase.  The Company and the Investor each acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all losses, damages, expenses, liabilities or claims relating to the subject matter of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be pursuant to the indemnification provisions set forth in this Article X.

ARTICLE XI

Miscellaneous

SECTION 11.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 11.01:

(a) if to the Company, to

DHT Holdings, Inc.
26 New Street
St. Helier, Jersey JE2 3RA
Channel Islands
Fax: +44 1534 878427

Attention:	Chief Executive Officer

with a copy to:

DHT Management AS
Haakon VIIs gt. 1, 6th floor
POB 2039, 0125 Oslo, Norway

Fax: +47 2311 5081

Attention:	Chief Executive Officer

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: 212-474-3700
Phone: 212-474-1000

Attention:	Erik R. Tavzel
Stephen L. Burns

(b) if to the Investor, to

Anchorage Illiquid Opportunities Offshore Master III, L.P.
610 Broadway, 6th Floor
New York, NY 10012
Fax: 212-432-4647

Attention:	Anne-Marie Kim

with a copy to:

Boies, Schiller & Flexner LLP
575 Lexington Avenue — 7th Floor
New York, NY 10022
Fax: 212-446-2350
Phone: 212-446-2300

Attention:	Jason M. Hill

SECTION 11.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 11.03.  Interpretation.  When a reference is made in this Agreement to “Articles”, “Sections” or “Annexes”, such reference shall be to an Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 11.04.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 11.05.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 11.06.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 11.07.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.08.  Consent to Jurisdiction; Enforcement.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the Borough of Manhattan in New York City in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in such court and (d) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Federal court sitting in the State of New York.

SECTION 11.09.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, between the parties and/or their affiliates with respect to the subject matter hereof.  Except as expressly set forth in Article X, no provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 11.10.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.11.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

SECTION 11.12.  Acknowledgment of Securities Laws.  The Investor hereby acknowledges that it is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is the subject of Section 7.02, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

By
/s/ Svein Moxnes Harfjeld
	Name:	Svein Moxnes Harfjeld
	Title:	Chief Executive Officer

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

By:	ANCHORAGE CAPITAL GROUP, L.L.C., its Investment Manager

/s/ Natalie Birrell
	Name:	Natalie Birrell
	Title:	Chief Operating Officer

ANNEX I

FORM OF CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION

OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

DHT HOLDINGS, INC.

Pursuant to Section 35 of the

Business Corporations Act of the Republic of the Marshall Islands

DHT Holdings, Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Corporation”), does hereby certify that:

Pursuant to the authority vested in the board of directors of the Corporation (the “Board of Directors”) by Section 4.02 of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors, on                  , 2012, in accordance with Section 35 of the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, duly adopted the following resolution designating a new series of preferred stock as Series A Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of DHT Holdings, Inc. in accordance with the Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (the “Articles of Incorporation”) and the provisions of Section 35(5) of the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, a series of preferred stock of DHT Holdings, Inc., the Series A Participating Preferred Stock, is hereby authorized, and the number of shares and designation thereof, and the voting powers, preferences and exchange, relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series of shares shall be as follows (in addition to the voting powers, preferences and exchange, relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, set forth in the Articles which are applicable to shares of preferred stock, par value $0.01 per share, of DHT Holdings, Inc.):

Section 1.                                            Designation; Number of Shares. There shall be created from the 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of Preferred Stock designated as “Series A Participating Preferred Stock”, par value $0.01 per share (the “Series A Participating Preferred Stock”), and the number of shares constituting the Series A Participating Preferred Stock shall be                               .  Such number of shares may be increased (but no such increase shall result in an increase of the number of shares of Series A Participating Preferred Stock outstanding to a number greater than 1,000,000) or decreased by resolution of the Board of Directors adopted and filed pursuant to Section 35 of the BCA, or any successor provision, and by the filing of a certificate of increase or decrease with the Registrar of Companies of the Marshall Islands; provided that no such decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding.  Each share of Series A Participating Preferred Stock shall be identical in all respects to every other share of Series A Participating Preferred Stock.  Shares of Series A Participating Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or exchanged into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

Section 2.                                            Definitions. As used herein, the following terms shall have the following meanings:

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as such may be amended from time to time.

“Authorized Shares Amendment” means the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the exchange of all outstanding shares of Series A Participating Preferred Stock at the time of such amendment into Common Stock.

“BCA” means the Business Corporations Act of the Associations Law of the Marshall Islands, as amended from time to time.

“Board of Directors” means the board of directors of the Corporation.

“business day” means any day other than a Saturday, Sunday or one on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation.

“Certificate of Designation” means this certificate of designation relating to the Series A Participating Preferred Stock, as it may be amended, restated, supplemented, altered or modified from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Corporation” means DHT Holdings, Inc., a corporation organized and existing under the laws of the Republic of the Marshall Islands.

“Cumulative Dividend Period” has the meaning specified in Section 3(b).

“Dividend Factor” shall be (i) from the Issue Date to and including December 31, 2012, 170 and (ii) from and including January 1, 2013 until the Exchange Date, 150, in the case of each of clause (i) and (ii), subject to adjustment pursuant to Section 7.

“Exchange Agent” means American Stock Transfer & Trust Company, acting in its capacity as exchange agent for the Series A Participating Preferred Stock, and its successors appointed by the Corporation.

“Exchange Date” means the date on which all shares of Series A Participating Preferred Stock have been exchanged for shares of Common Stock, whether by means of the Mandatory Exchange or the Optional Exchange.

“Exchange Rate” has the meaning specified in Section 6(a).

“Issue Date” means the date of the first issuance of the Series A Participating Preferred Stock.

“Junior Stock” means any other class or series of capital stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series A Participating Preferred Stock as to

2

dividend rights or rights upon the liquidation, winding-up or dissolution, voluntary or involuntary, of the Corporation.

“Liquidation Preference” has the meaning specified in Section 4(a).

“Mandatory Exchange” has the meaning specified in Section 6(a).

“Optional Exchange” has the meaning specified in Section 6(b).

“Optional Exchange Date” has the meaning specified in Section 6(b).

“Parity Stock” means any other class or series of capital stock of the Corporation that ranks equally with the Series A Participating Preferred Stock with respect to both (a) the payment of dividends (whether such dividends are cumulative or non-cumulative) and (b) the distribution of assets upon a liquidation, winding-up or dissolution, voluntary or involuntary, of the Corporation.

“Participation Factor” shall be 200, subject to adjustment pursuant to Section 7.

“Preferred Stock” has the meaning specified in Section 1.

“Preferred Subscription Price” means $140.

“Redemption Amount” means, as of any date of determination, the sum of the Preferred Subscription Price and the amount of any accrued and unpaid cumulative dividends thereon as of such date, as may be adjusted pursuant to Section 9.

“Registrar” means American Stock Transfer & Trust Company, acting in its capacity as registrar for the Series A Participating Preferred Stock, and its successors appointed by the Corporation.

“Requisite Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of the Preferred Stock and the Common Stock (voting together as a single class) and the affirmative vote of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the Authorized Shares Amendment.

“Series A Participating Preferred Stock” has the meaning specified in Section 1.

“Transfer Agent” means American Stock Transfer & Trust Company, acting in its capacity as transfer agent for the Series A Participating Preferred Stock, and its successors appointed by the Corporation.

Section 3.                                            Dividends.

(a)                                  Subject to Section 3(b) below, applicable Marshall Islands law and regulation, and the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, dividends and distributions in an amount per share of Preferred Stock (rounded to the nearest cent) equal to the product of the Dividend Factor then in effect multiplied by the aggregate per share dividends or distributions (as applicable) that are distributable to holders of Common Stock in connection with such dividend or distribution (other than dividends payable in shares of Common Stock, distributions of shares of Common Stock or subdivisions of the outstanding shares of Common Stock (by reclassification or otherwise)), in

3

each case as and when declared by the Board of Directors since the Issue Date.  Dividends described in this Section 3(a) shall be paid or distributed to holders of record of shares of Series A Participating Preferred Stock on the payment or distribution date for the corresponding dividend or distribution on the Common Stock. Subject to Section 3(b) below, dividends on the Series A Participating Preferred Stock will not be cumulative.

(b)                                 Notwithstanding Section 3(a), in the event that the Requisite Shareholder Approval is not obtained by January 31, 2013, during the period beginning on February 1, 2013 and ending on the date the Requisite Shareholder Approval is obtained (such period, the “Cumulative Dividend Period”), subject to applicable Marshall Islands law and regulation, and the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of Series A Participating Preferred Stock shall not be entitled to receive dividends pursuant to Section 3(a) and, in lieu of the provisions of Section 3(a), shall instead be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, cumulative cash dividends per share of Preferred Stock at a per annum rate of 8.00% of the Preferred Subscription Price (equivalent to an initial amount of $11.20 per annum per share). The dividends described in this Section 3(b) will immediately cease to accrue on, and holders shall regain their entitlement to receive dividends pursuant to Section 3(a), on the date the Requisite Shareholder Approval is obtained. During the Cumulative Dividend Period, dividends on the Series A Participating Preferred Stock will be cumulative from February 1, 2013, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. During the Cumulative Dividend Period, dividends payable on the Series A Participating Preferred Stock for any partial dividend period will be prorated. Any dividend payment made on the Series A Participating Preferred Stock during or after the Cumulative Dividend Period, other than a dividend payment payable pursuant to Section 3(a) due to a corresponding dividend or distribution on the Common Stock, shall be credited against the accrued and unpaid dividends due with respect to the outstanding shares of Series A Participating Preferred Stock. No interest or sums of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Preferred Stock that may be in arrears.

(c)                                  Holders of Series A Participating Preferred Stock shall not be entitled to any dividends or other distributions, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Participating Preferred Stock as specified in this Section 3 (subject to the other provisions of this Certificate of Designation). The term “dividend” as used in this Certificate of Designation includes any cash distribution made by the Corporation, regardless of whether such distribution constitutes a dividend for U.S. federal income tax purposes.

(d)                                 The Board may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which, other than during the Cumulative Dividend Period, shall be the same as the record date for any corresponding dividend or the distribution on the Common Stock.

(e)                                  Pursuant to and subject to the BCA, the Corporation may not lawfully declare or pay a dividend if the Corporation has reasonable grounds to believe that the Corporation is or would, after the declaration or payment of the dividend, be unable to pay its liabilities as they become due, or that the realizable value of the Corporation’s assets would, after payment of the dividend, be less than the aggregate value of the Corporation’s liabilities, issued share capital and share premium accounts.

Section 4.                                            Liquidation Rights.

(a)                                  Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the assets and funds of the

4

Corporation or proceeds thereof (whether capital or surplus) shall be distributed:  (i) first, ratably among holders of Series A Participating Preferred Stock up to an amount equal to the Redemption Amount per share of Series A Participating Preferred Stock and (ii) second, ratably among holders of Common Stock; provided that if holders of Series A Participating Preferred Stock would receive a distribution per share that is greater than the Redemption Amount if all such assets and funds were distributed ratably among holders of Common Stock and Series A Participating Preferred Stock (based on each share of Series A Participating Preferred Stock being equal to a number of shares of Common Stock equal to the Participation Factor then in effect), such assets and funds shall be so ratably distributed among holders of Common Stock and Series A Participating Preferred Stock (such distribution preference, the “Liquidation Preference”).

(b)                                 Residual Distributions. After payment of the full amount of the Liquidation Preference to all holders of the Series A Participating Preferred Stock, such holders will have no right or claim to any of the Corporation’s remaining assets in the event of the Corporation’s liquidation, dissolution or winding up.

(c)                                  Amalgamation, Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 4, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Corporation or the sale or transfer of all or substantially all of the assets or business of the Corporation (other than in connection with the Corporation’s liquidation, dissolution or winding up) will not be deemed to constitute a liquidation, dissolution or winding-up, voluntary or involuntary.

Section 5.                                            Voting Rights. The holders of Series A Participating Preferred Stock shall have the following voting rights:

(a)                                  Each share of Series A Participating Preferred Stock shall entitle its holder to the number of votes equal to the Participation Factor then in effect.

(b)                                 Except as otherwise herein provided or by the Articles of Incorporation or as otherwise required by the BCA, holders of the Series A Participating Preferred Stock shall vote with holders of the Common Stock together as a single class on all matters submitted to a vote of the shareholders of the Corporation, including the election of directors, and shall be considered one class for purposes of determining a quorum.

(c)                                  Except as otherwise herein provided or by the Articles of Incorporation or as otherwise required by the BCA, the approval of holders of the Series A Participating Preferred Stock, voting as a separate class, shall have no special voting rights and their consent, as a separate class, shall not be required for authorizing or taking any corporate action, or with respect to matters submitted to a shareholder vote; provided that, in addition to any other approval required under the Articles of Incorporation or by the BCA, (i) the affirmative vote or consent, voting as a single separate class, given in person or by proxy, of holders of at least a majority of the shares of Series A Participating Preferred Stock represented at a shareholder meeting where holders of record of at least a majority of the issued and outstanding shares of Series A Participating Preferred Stock are present either in person or by proxy, or (ii) the affirmative consent in writing of holders of at least a majority of the issued and outstanding shares of Series A Participating Preferred Stock, shall be required to amend, alter or repeal any provision of this Certificate of Designation so as to materially and adversely affect any right, privilege, preference or voting power of the Series A Participating Preferred Stock or the holders thereof.

(d)                                 Changes for Clarification. Except as otherwise herein provided or by the Articles of Incorporation or as otherwise required by the BCA, without the consent of the holders of the Series A Participating Preferred Stock, so long as such action does not adversely affect the rights, privileges, preferences or voting powers of the Series A Participating Preferred Stock taken as a whole, the

5

Corporation may amend, alter, supplement or repeal any terms of the Series A Participating Preferred Stock:

(i)                                     to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii)                                  to make any provision with respect to matters or questions arising with respect to the Series A Participating Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation.

Section 6.                                            Exchange.

(a)                                  Mandatory Exchange. On the date that is the later of (i) 30 days following the receipt of the Requisite Shareholder Approval and the Authorized Shares Amendment and (ii) June 30, 2013, each outstanding share of Series A Participating Preferred Stock that has not previously been exchanged in an Optional Exchange, shall automatically be exchanged into a number of newly issued shares of Common Stock equal to the product (rounded to the nearest whole number) of (x) the then-applicable Participation Factor, as may be adjusted pursuant to Section 7, and (y) the quotient determined by dividing (A) the Redemption Amount, as may be adjusted pursuant to Section 9, by (B) the Preferred Subscription Price (such product (rounded to the nearest whole number), the “Exchange Rate”) (such automatic exchange pursuant to this Section 6(a), the “Mandatory Exchange”).  There shall be no premium payable upon Mandatory Exchange. Upon the Mandatory Exchange, the Corporation shall promptly mail to holders of record of Series A Participating Preferred Stock immediately prior to the Mandatory Exchange, first class, postage prepaid, at the address of such record holders as maintained by the Registrar, a notice of Mandatory Exchange. A copy of such notice shall also be filed with the Registrar.

(b)                                 Optional Exchange. In the event that the Requisite Shareholder Approval is obtained prior to June 30, 2013, then, following the date of the Authorized Shares Amendment, each holder of Series A Participating Preferred Stock shall have the right to exchange all, but not less than all, of its shares of Series A Participating Preferred Stock into, for each share of Series A Participating Preferred Stock, a number of newly issued shares of Common Stock equal to the Exchange Rate (any such exchange pursuant to this Section 6(b), an “Optional Exchange”). Except as provided for in this Section 6(b), the Series A Participating Preferred Stock shall not be exchangeable for Common Stock at the election of the holder thereof. There shall be no premium payable upon Optional Exchange.

(i)                                     Optional Exchange Procedures. The holder of the Series A Participating Preferred Stock must deliver and otherwise do each of the following during usual business hours at the offices of the Corporation’s duly appointed Transfer Agent in order to exchange its Series A Participating Preferred Stock:

  (1)                            complete and manually sign the exchange notice provided by the Exchange Agent (an “Exchange Notice”), or a facsimile of the Exchange Notice, and deliver such irrevocable notice to the Exchange Agent;

  (2)                            surrender any certificate or certificates representing its shares of Series A Participating Preferred Stock to the Exchange Agent;

  (3)                            if required by the Corporation or the Transfer Agent, furnish appropriate endorsements and transfer documents reasonably satisfactory to the Corporation and the Transfer Agent; and

6

(4)               if required pursuant to Section 6(d), pay any stock transfer, documentary, stamp or similar taxes.

The date on which a holder complies with the procedures in this clause (b)(i) prior to the close of business of such day is the “Optional Exchange Date.” On the Optional Exchange Date, the Exchange Agent shall, on the holder’s behalf, exchange the Series A Participating Preferred Stock into shares of Common Stock.

(c)                                  Effect of Exchange. On and after the date on which any shares of Series A Participating Preferred Stock are exchanged for Common Stock, dividends on such shares of Series A Participating Preferred Stock shall cease to accrue and all rights of holders of such shares of Series A Participating Preferred Stock (including all rights to receive any accrued and unpaid dividends) will terminate except for the right to receive the whole shares of Common Stock issuable upon exchange thereof (including the right, subject to Section 9, to receive the whole shares of Common Stock in exchange for any accrued and unpaid cumulative dividends).  All shares of Common Stock issued upon exchange of the shares of Series A Participating Preferred Stock shall, upon issuance by the Corporation, be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right arising under law or contract.

(i)                                     Record Holder as of Exchange Date. The exchanging holder entitled to receive the Common Stock issuable upon the exchange of Series A Participating Preferred Stock shall be treated for all purposes as the record holder of such shares of Common Stock as of the close of business on the applicable Optional Exchange Date or the date of the Mandatory Exchange, as applicable, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the shares of Common Stock shall not then be actually delivered to such holder. In the event that a holder shall not by written notice designate the name in which shares of Common Stock to be issued upon the exchange of shares of Series A Participating Preferred Stock should be registered or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation. Prior to the close of business on the date on which shares of Series A Participating Preferred Stock are exchanged for shares of Common Stock, shares of Common Stock issuable upon exchange of, or other securities issuable upon exchange of, any shares of Series A Participating Preferred Stock shall not be deemed outstanding for any purpose, and holders of Series A Participating Preferred Stock shall have no rights with respect to the Common Stock or other securities issuable upon such exchange (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon exchange and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon exchange) by virtue of holding shares of Series A Participating Preferred Stock.

(d)                                 The issuance and delivery of certificates for Common Stock upon the exchange of shares of Series A Participating Preferred Stock shall be made without charge to the exchanging holder or recipient of shares of Series A Participating Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificate shall be issued or delivered in the respective names of, or in such names as may be directed by, holders of the shares of the Series A Participating Preferred Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the relevant shares of the Series A Participating Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the holder requesting such exchange shall have paid the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

7

Section 7.                                            Adjustments. The Dividend Factor and the Participation Factor shall be subject to adjustment as follows:

(a)                                  Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications and Combinations. If at any time after the Issue Date, the Corporation shall (i) pay or make a dividend or other distribution to holders of its Common Stock solely in shares of Common Stock, (ii) subdivide (by stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each event, each of the Dividend Factor and the Participation Factor then in effect shall be adjusted to a number determined by multiplying the Dividend Factor or the Participation Factor, as applicable, in effect immediately prior to such event by a fraction, the numerator of which is the total number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the total number of shares of Common Stock that are outstanding immediately prior to such event.  Such adjustment shall become effective immediately after the opening of business on the business day following the date fixed for determination of the holders entitled to such dividend or other distribution.

(b)                                 Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case each then outstanding share of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed into other stock or securities, cash or any other property, as applicable, in an amount per share equal to the product of (i) the Participation Factor then in effect and (ii) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which a single share of Common Stock is exchanged or changed (assuming the holder of such share of Common Stock exercised any rights of election, if any, exercised by the holders of a majority (or plurality, if applicable) of the Common Stock and received per share the kind and amount of consideration equal to the weighted average of the types and amounts of consideration received by a majority (or plurality, if applicable) of similarly electing (or non-electing, as applicable) holders).

(c)                                  Rules of Calculation. Any adjustments to the Dividend Factor and the Participation Factor under this Section 7 shall be calculated by the Corporation to the nearest one-ten-thousandth of a share of Common Stock.  Except as explicitly provided herein, the number of shares of Common Stock outstanding shall be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Corporation or held by any of the Corporation’s subsidiaries.

(d)                                 De Minimis Adjustments. No adjustment to the Dividend Factor and the Participation Factor under this Section 7 will be required unless such adjustment would require an increase or decrease of at least one percent; provided that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further, that any such adjustment of less than one percent that has not been made will be made upon any Exchange Date.

(e)                                  Successive Adjustments. After an adjustment to the Dividend Factor or the Participation Factor under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to such Dividend Factor or Participation Factor as so adjusted.  Any adjustments to the Dividend Factor from the Issue Date to and including December 31, 2012 (i.e., using a base of 170) shall be carried over and proportionally applied to the Dividend Factor from January 1, 2013 until the Exchange Date (i.e., using a base of 150).

(f)                                    Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Dividend Factor or the Participation Factor pursuant to this Section 7 under

8

more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(g)                                 Abandoned Dividends or Distributions. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment to the Dividend Factor and the Participation Factor shall be required by reason of the taking of such record.

(h)                                 Notice of Adjustment. Whenever the Dividend Factor or the Participation Factor is adjusted as provided under this Section 7, the Corporation shall promptly mail to holders of record of Series A Participating Preferred Stock (if any), first class, postage prepaid, at the address of such record holders as maintained by the Registrar, a notice of adjustment setting forth in reasonable detail the events giving rise to the adjustment and the calculation of adjustment. A copy of such notice shall also be filed with the Registrar.

Section 8.                                            Redemption. (a) In the event that the Requisite Shareholder Approval is not obtained by the seventh anniversary of the Issue Date, then at any time thereafter, any holder or group of holders holding at least 7.2% of the outstanding shares of Series A Participating Preferred Stock shall have the right to cause the Corporation to redeem for cash all, but not less than all, of the shares of Series A Participating Preferred Stock held by such holder (or holders) at a purchase price per share of Series A Participating Preferred Stock equal to the then-applicable Redemption Amount. Holders may request the redemption by delivering a redemption notice setting forth the proposed redemption date and the number of shares to be redeemed no later than 60 days but not more than 90 days before the proposed date of redemption. Except as provided for in this Section 8 and 7(b), the shares of Series A Participating Preferred Stock shall not be subject to redemption at the option of the Corporation or at the option of any holder of Series A Participating Preferred Stock.

(b)                                 Effect of Redemption. All shares of Series A Participating Preferred Stock called for redemption in accordance with clause (a) above shall no longer be deemed outstanding on the redemption date, dividends on the shares of Series A Participating Preferred Stock called for redemption shall cease to accrue from and after the redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

Section 9.                                            Cash Settlement of Accrued and Unpaid Dividends. In connection with any Mandatory Exchange or Optional Exchange pursuant to Section 6, the Corporation may in it sole discretion, on the Optional Exchange Date or date of the Mandatory Exchange, as applicable, elect to pay in cash an amount equal to all or a portion of any accrued and unpaid dividends as of such date on any share of Series A Participating Preferred Stock to be exchanged, and in such event such cash payment shall be credited against the accrued and unpaid dividends on such share, and the Exchange Rate applicable to such share shall be adjusted down accordingly to reflect such cash payment.

Section 10.                                      No Sinking Fund. The Series A Participating Preferred Stock will not be subject to any sinking fund, retirement fund or purchase fund or other similar provisions.

Section 11.                                      Other Rights. Other than as provided for in this Certificate of Designation, The Series A Participating Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bylaws or as provided by applicable law.

9

Section 12.                                      Ranking. The Series A Participating Preferred Stock will, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank senior to the Common Stock and any Junior Stock and pari passu with any Parity Stock of the Corporation, including other series of Series A Participating Preferred Stock of the Corporation that the Corporation may issue from time to time in the future, and junior to all other series of Preferred Stock (other than Junior Stock and Parity Stock).

Section 13.                                      Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series A Participating Preferred Stock may deem and treat the record holder of any share of Series A Participating Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 14.                                      Form. The Series A Participating Preferred Stock shall initially be issued substantially in the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. Each Series A Participating Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation.

Section 15.                                      Reissuance of Stock.  Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, including upon exchange of the Series A Participating Preferred Stock for Common Stock or the redemption of the Series A Participating Preferred Stock, shall not be reissued as such and shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Articles of Incorporation.

Section 16.                                      No Fractional Shares. Fractional shares of Series A Participating Preferred Stock shall not be issued.

Section 17.                                      Transfer Agent, Exchange Agent and Dividend Disbursing Agent.  The duly appointed Transfer Agent and Exchange Agent and dividend disbursing agent for the Series A Participating Preferred Stock shall be the Transfer Agent and Exchange Agent. The Corporation may, in its sole discretion, remove the Transfer Agent or the Exchange Agent; provided that in either case the Corporation shall appoint a successor agent (which successor shall be an independent bank or trust Corporation) who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of shares of Series A Participating Preferred Stock. Payments shall be payable by U.S. dollar check drawn on, or wire transfer; provided that appropriate wire instructions have been received by the Registrar at least fifteen days prior to the applicable date of payment, to a U.S. dollar account maintained by the holder with a bank located in the State of New York; provided further that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series A Participating Preferred Stock register.

Section 18.                                      Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Participating Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Participating Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.

10

Section 19.                                      Notices. All notices or communications in respect of Series A Participating Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Bylaws or by applicable law.

[Signature Page Follows]

11

IN WITNESS WHEREOF, DHT HOLDINGS, INC. has caused this certificate to be duly executed this                                   day of                                 , 2012.

DHT HOLDINGS, INC.
By

Name:
Title:

[Certificate of Designation of Series A Participating Preferred Stock of DHT Holdings, Inc.]

ANNEX II

FORM OF INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

Dated as of                                      , 2012,

by and between

DHT HOLDINGS, INC.

and

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

i

ARTICLE IV

Limitations on Purchases of
Equity Securities and Other Actions

SECTION 4.01. Purchases of Equity Securities	24

ii

INVESTOR RIGHTS AGREEMENT, dated as of                                     , 2012 (this “Agreement”), between DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., a Cayman Islands exempted limited partnership (the “Investor”).

WHEREAS, the Company and the Investor are parties to an Investment Agreement dated as of March 19, 2012 (the “Investment Agreement”), pursuant to which, on the terms and conditions set forth in the Investment Agreement, the Investor agreed to purchase from the Company, and the Company agreed to issue to the Investor, shares of the Company’s Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

WHEREAS, the Company and the Investor desire to establish in this Agreement terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor Parties’ ownership of the Preferred Stock and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Investment Agreement that the Company and the Investor execute and deliver this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  Capitalized terms used and not otherwise defined in this Agreement that are defined in the Investment Agreement shall have the meanings given such terms in the Investment Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Acquired Shares” means the shares of Preferred Stock acquired by the Investor pursuant to Article III of the Investment Agreement.

“Additional Investor Director” has the meaning assigned to such term in Section 2.01(b).

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time.

“Board” means the board of directors of the Company, except where the context requires otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“business day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended and restated from time to time.

“Closing” means the closing of the Investor Purchase pursuant to the Investment Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Deferral Period” has the meaning assigned to such term in Section 3.06.

2

“Director” means a member of the Board, except where the context requires otherwise.

“Demand Registration” has the meaning assigned to such term in Section 3.01(a).

“Equity Offering” means the equity offering to the holders of Common Stock to subscribe for and purchase an aggregate of 51,785,800 shares of Common Stock and 258,929 shares of Preferred Stock on the terms set forth in the Investment Agreement.

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“Excess Shares” means any shares of the Company’s Preferred Stock or other Voting Stock beneficially owned by any of the Investor Parties and any 13D Group to which any of the Investor Parties belong that represent in excess of 35% of the total Voting Power of all outstanding shares of the Company’s Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Extended Expiration Time” means (i) if at the Initial Expiration Time the Investor Percentage Interest is less than 20%, the Initial Expiration Time or (ii) if at the Initial Expiration Time the Investor Percentage Interest equals or exceeds 20%, then the time following the Initial Expiration Time at which the Investor Percentage Interest falls below 20%.  The Extended Expiration Time shall be calculated from time to time as of the close of business on the last NYSE trading day preceding the time of calculation (it being understood that, when determining the Extended Expiration Time for the purposes of clauses (i) and (ii) of (but not the proviso to) Section 2.01(c), the Investor Percentage Interest shall be calculated as of the close of business on the last NYSE trading day prior to the meeting of the Board the agenda for which includes nominating a slate of Directors).

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144, (ii) bears no legends restricting the transfer thereof and (iii) bears an unrestricted CUSIP number (if held in global form).

3

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Indemnified Party” has the meaning assigned to such term in Section 3.08(c).

“Indemnifying Party” has the meaning assigned to such term in Section 3.08(c).

“Independent Director” means a Director who would be considered an “independent director” were he or she to serve on either the Board or the board of directors (or other governing body) of the Investor, in each case under (a) (i) NYSE Rule 303A(2) as such rule may be amended, supplemented or replaced from time to time (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) or (ii) if the Company is not listed on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) and (b) any other applicable Law, rule or regulation mandating, or imposing as a condition to any material benefit to the Company or any of its subsidiaries, the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular Board committee or directors fulfilling a particular function.  In no event will any person be deemed an “Independent Director” who is, or at any time during the previous three years was, a director, officer or employee of the Company, the Investor Parties or any of their respective subsidiaries.  The fact that a Person has been designated by the Investor for nomination as an Investor Director pursuant to this Agreement will not, by itself, disqualify that person as an Independent Director if that person otherwise meets the criteria of an Independent Director.

“Initial Expiration Time” means the earliest of (i) June 30, 2013, (ii) the Investor Exchange Date and (iii) the date on which the Investor Percentage Interest falls

4

below 7.2% (provided that, for the purposes of calculating the Investor Percentage Interest in clause (iii), Voting Stock issued to the Company’s officers and employees pursuant to the Company’s compensation (including incentive compensation) programs during the period following the date of this Agreement and ending on June 30, 2013, shall be disregarded).  The Initial Expiration Time shall be calculated from time to time as of the close of business on the last NYSE trading day preceding the time of calculation (it being understood that, when determining the Initial Expiration Time for the purposes of clauses (i) and (ii) of (but not the proviso to) Section 2.01(c), the Investor Percentage Interest shall be calculated as of the close of business on the last NYSE trading day prior to the meeting of the Board the agenda for which includes nominating a slate of Directors).

“Initial Investor Director” has the meaning assigned to such term in Section 2.01(a).

“Inspectors” has the meaning assigned to such term in Section 3.04(d).

“Investment Agreement” has the meaning assigned to such term in the recitals above.

“Investment Committee” has the meaning assigned to such term in Section 2.03(a).

“Investor” has the meaning assigned to such term in the preamble to this Agreement.

“Investor Director” means a Director who is designated for such position by the Investor in accordance with Section 2.01(a), (b), (c)(i) or (c)(ii).

“Investor Exchange Date” means the date on which all of shares the Preferred Stock beneficially owned by any Investor Party are exchanged into shares of Common Stock.

“Investor Observer” has the meaning assigned to such term in Section 2.01(d).

“Investor Parties” means Anchorage Capital Group, L.L.C., the Investor and each of their respective affiliates and managed funds.

“Investor Percentage Interest” means the Percentage Interest of the Investor Parties.  For purposes of determining whether and to what extent an Investor Party is entitled to any right under this Agreement, Voting Stock acquired by any of them in breach of this Agreement and Voting Stock subject to a Hedging Transaction will be excluded from any calculation of the Investor Percentage Interest.

5

“Investor Purchase” means the purchase of Preferred Stock and/or Common Stock by the Investor or investment funds managed by the Investor pursuant to the Investment Agreement.

“Investor Transactions” has the meaning assigned to such term in Section 2.05.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Non-U.S. Person” means a natural person that is not a United States citizen or resident for purposes of the Company satisfying the definition of “foreign private issuer” as defined in Rule 405 of the Securities Act.

“NYSE” shall mean the New York Stock Exchange, Inc. and its successors.

“Nominating Committee” means the Nominating Committee of the Board or any successor committee thereto.

“Other Director” means an Independent Director that is not an Investor Director.

“Percentage Interest” means, with respect to any Person and as of any date of determination, the percentage of the aggregate Voting Power of all outstanding shares of the Company’s Voting Stock that is beneficially owned by such Person as of such determination date.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning assigned to such term in Section 3.02.

“Preferred Stock” has the meaning assigned to such term in the recitals above.

“Proceeding” has the meaning assigned to such term in Section 3.08(c).

“Records” has the meaning assigned to such term in Section 3.04(d).

6

“Registrable Securities” means all shares of Common Stock issued to the Investor upon conversion of the Preferred Stock purchased by the Investor pursuant to the Investor Purchase in the Investment Agreement; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by an Investor Party pursuant to such Registration Statement; (ii) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act or (iii) such securities become Freely Tradable.

“Registration Statement” has the meaning assigned to such term in Section 3.01(a).

“Renounced Business Opportunity” has the meaning assigned to such term in Section 2.05.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, partners, investment bankers, attorneys, accountants and other advisors or representatives.

“Requisite Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of the Company’s Voting Stock (voting together as a single class) and the affirmative vote of a majority of the outstanding shares of Common Stock (voting separately as a single class), in each case approving the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the issuance of Common Stock in connection with the conversion of all shares of Preferred Stock that are issued in the Equity Offering and the Investor Purchase into Common Stock.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

“Standstill Percentage” means the greater of (i) the Investor Percentage Interest immediately following the Closing of the Investor Purchase and (ii) 19.99%.

“Standstill Period” means the period from the date of this Agreement until the Extended Expiration Time.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

7

“Suezmax Bareboat Charter” means either of the bareboat charters of the Company’s two Suezmax tankers, the Overseas Newcastle and the Overseas London, with subsidiaries of Overseas Shipholding Group, Inc., as in effect as of the date hereof.

“Transactions” means the Equity Offering and the Investor Purchase.

“Transfer” has the meaning assigned to such term in Section 5.01(a).

“Unaffiliated Equity Holders” means holders of Equity Securities of the Company other than any Investor Party.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that the agreements of the Investor Parties to confer voting rights on the Company in this Agreement shall be disregarded for purposes of this definition and a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or standing to vote such Voting Stock if such agreement, arrangement or standing (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

ARTICLE II

Corporate Governance

SECTION 2.01.  Investor Board Representation.  The composition of the Board and manner of selecting members thereof shall be as follows:

(a)  Immediately following the Closing, the Company shall cause the size of the Board to be increased by one Director and one individual, who shall be designated by the Investor at least ten business days prior to the Closing Date, to be appointed to the Board as a Class III Director with a term expiring at the Company’s 2012 annual meeting of shareholders (the individual so designated and appointed pursuant to this Section 2.01(a), the “Initial Investor Director”). Subject to the other provisions of this Section 2.01, the Initial Investor Director shall remain in office until the earliest of (i) the Extended Expiration Time (at which time the Investor shall cause such Initial Investor

8

Director to unconditionally offer to resign from the Board), (ii) the Company’s 2012 annual meeting of shareholders and (iii) any earlier termination, resignation or removal.

(b)  In the event that the Requisite Shareholder Approval is not obtained by January 31, 2013, by February 15, 2013 (if at such time, the Investor Percentage Interest equals or exceeds 7.2% (provided that, for the purposes of calculating the Investor Percentage Interest to make this determination, Voting Stock issued to the Company’s officers and employees pursuant to the Company’s compensation (including incentive compensation) programs during the period following the date of this Agreement and ending on June 30, 2013, shall be disregarded)), the Company shall have taken all necessary action to create one vacancy on the Board (such action may include expanding the size of the Board) and cause one individual (in addition to the designee appointed pursuant to Section 2.01(a)) to be designated by Investor prior to January 31, 2013 to be appointed to the Board (the individual so designated and appointed pursuant to this Section 2.01(b), the “Additional Investor Director”); provided that the Investor shall designate a Non-U.S. Person to be appointed as the Additional Investor Director if another Investor Director is serving on the Board on January 31, 2013.  Subject to the other provisions of this Section 2.01, the Additional Investor Director appointed pursuant to this Section 2.01(b) shall remain in office until the earliest of (i) the Extended Expiration Time (at which time the Investor shall cause such Additional Investor Director to unconditionally offer to resign from the Board), (ii) the expiration of the term of the director class joined by such Investor Director, (iii) the receipt of the Requisite Shareholder Approval (at which time the Investor shall cause such Additional Investor Director to unconditionally offer to resign from the Board) and (iv) any earlier termination, resignation or removal.

(c)  Except as otherwise provided herein, from and after the Closing Date, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board):

(i)  prior to the Extended Expiration Time, the Investor shall have the right to designate for nomination by the Board one individual for election at each of the Company’s annual meetings of shareholders at which the Class III Directors are elected, and such individual shall be nominated for such election to the Board as a Class III Director by the Board;

(ii)  following February 15, 2013 and prior to the Extended Expiration Time, if the Requisite Shareholder Approval has not been received prior to the meeting of the Board the agenda for which includes nominating a slate of Directors, in addition to the designation right set forth in clause (i), the Investor shall have the right to designate for nomination by the Board one individual for election at each of the Company’s annual meetings of shareholders at which the directors in the class joined by the Additional Investor Director are elected, and

9

such individual shall be nominated for such election to the Board as a director of such class by the Board; and

(iii)  the Board shall nominate for election all remaining Directors that the Investor is not entitled to nominate pursuant to clauses (i) and (ii) based on the recommendations of the Nominating Committee;

provided that (x) the Investor shall designate a Non-U.S. Person to be nominated pursuant to clause (i) or (ii) above if, following the election at which such nominee will stand for election, assuming such nominee is elected to the Board, there will be two Investor Directors on the Board and (y) if, following nomination of an Investor Director by the Board, the Extended Expiration Time occurs or, with respect to individuals nominated pursuant to clause (ii), the Requisite Shareholder Approval is received, then the Investor shall immediately lose its right to designate nominees pursuant to clauses (i) or (ii), as applicable, and shall cause any individual designated by the Investor pursuant to clauses (i) or (ii), as applicable, to decline to stand for election at the applicable shareholder meeting or to offer to resign from the Board in accordance with Section 2.01(f), as applicable. The Investor shall notify the Company of any proposed nominee in writing no later than the latest date on which shareholders of the Company may make nominations to the Board for the applicable election in accordance with the Bylaws, together with all information concerning such nominee required to be delivered to the Company by the Bylaws and such other information reasonably requested by the Company.

(d)  Observer Rights. If the Initial Investor Director is not reelected at the 2012 annual meeting of shareholders, then prior to the Extended Expiration Time, at any time that no Investor Director serves on the Board, the Investor shall be entitled to appoint one designee to attend meetings of the Board as a non-voting observer (the “Investor Observer”), subject to compliance with the applicable rules of the NYSE.

(e)  Prior to the Extended Expiration Time (or, if applicable, the receipt of the Requisite Shareholder Approval), the Investor and the Board, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated, as the case may be, in accordance with this Section 2.01 by the Investor or the Board, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director.  The Board shall elect each person so designated.

(f)  Without limiting the generality of Section 2.01(c), if the number of Investor Directors exceeds the number that the Investor has the right to designate pursuant to Section 2.01(a), (b) and (c) (giving effect to the proviso thereto), the Investor shall promptly take all appropriate action to cause that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.01 to immediately resign without conditions.  Upon the creation of any vacancy pursuant to the preceding sentence, the Board shall fill such vacancy by electing a

10

Director recommended by the Nominating Committee (to the extent the Board, in its discretion, determines to maintain, and not reduce, the size of the Board immediately following such a resignation).

(g)  In the event that the Nominating Committee or the Board relies on Section 2.07 to exclude an Investor Director nominee from management’s slate of nominees (or otherwise take adverse action with respect to any such Investor Director nominee, including failing to recommend the election of such Investor Director nominee), the Nominating Committee and the Board shall afford the Investor a reasonable opportunity to select a replacement Investor Director nominee for inclusion, subject to Section 2.07, on management’s slate of nominees.

SECTION 2.02.  Voting.

(a)  Agreement to Vote.  Until the Extended Expiration Time, in connection with any proposal submitted for the approval of the Company’s shareholders (including at any annual or special meeting or in connection with any other action, including the execution of written consents), the Investor shall, and shall cause each Investor Party to (x) cause all of the shares of the Company’s Voting Stock beneficially owned by them to be present or represented by proxy at all of the Company shareholder meetings for purposes of establishing a quorum, and (y) (i) for any proposal related to the election or removal of Directors, vote all such shares of Voting Stock in favor of any nominee or Director selected in accordance with Section 2.01 and against the removal of any nominee or Director selected in accordance with Section 2.01, (ii) vote all such shares of Voting Stock in favor of the Requisite Shareholder Approval (provided that, if the Requisite Shareholder Approval is not obtained by the Extended Expiration Time, the obligation of the Investor set forth in this Section 2.02(a)(y)(ii) shall extend until the termination of this Agreement in accordance with Section 7.04(a)) and (iii) with respect to any other business or proposal, (1) on or prior to the second anniversary of the date of this Agreement, vote all Excess Shares in accordance with the recommendation of the Board, (2) at any time the Investor’s obligation in clause (a)(y)(iii)(1) is determined to be invalid or otherwise unenforceable or at any time following the second anniversary of the date of this Agreement, vote all Excess Shares in a manner that is proportionate to the manner in which the shares of Voting Stock actually cast (excluding Excess Shares) are voted in respect of such business or proposal and (3) vote all such shares of Voting Stock other than the Excess Shares in the sole discretion of the applicable Investor Party.

(b)  The Investor hereby irrevocably constitutes and appoints (and shall cause each Investor Party holding Voting Stock of the Company to irrevocably constitute and appoint) the Company and any designee of the Company, each of them individually, as the sole and exclusive proxy and attorney-in-fact for the Investor Parties, with full power of substitution, resubstitution, appointment and revocation, (i) to vote or act by written consent with respect to all of the Voting Stock beneficially owned by any of the Investor Parties, (ii) to, in its name, place and stead, as such Investor’s true and lawful

11

representative, attorney-in-fact and agent, make, execute, sign, acknowledge, verify, swear to and deliver as shareholder any consent, certificate or other document relating to the Company that the law of the Republic of Marshall Islands may permit or require in connection with any matter referred to in clause (i), (iii) to otherwise represent the Investor Parties with respect to the Voting Stock with all powers that such Investor Party would have if personally present at any meeting of stockholders of the Company and (iv) to do and perform each and every act and thing as fully as the undersigned might or could do as a holder of the Voting Stock, in each case, in accordance with, and as necessary to effect the provisions of, Section 2.02(a).

(c)  This proxy is given to secure the performance of the duties of each Investor Party under this Agreement, and its existence will not be deemed to relieve any Investor Party of its obligations under Section 2.02(a).  Each Investor Party affirms that the foregoing proxy and power of attorney are each coupled with an interest and is irrevocable until the termination of this Agreement pursuant to Section 7.04, whereupon such proxy and power of attorney shall automatically terminate.  Each Investor Party shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.  For Voting Stock as to which any Investor Party is the beneficial but not the record owner, each Investor Party will cause any record owner of such Voting Stock to grant the Company a proxy to the same effect as that contained herein.  Each Investor Party represents that any proxy heretofore given in respect of such Voting Stock is not irrevocable, and hereby revokes any and all such proxies.  This Section 2.02(c) shall not limit any Investor Party’s right to vote pursuant to Section 2.02(a)(y)(iii)(3) and shall not operate to grant any proxy to any Person in connection therewith.

(d)  The Investor agrees that it will take all action as a shareholder of the Company, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

SECTION 2.03.  Investment Committee.  (a)  Subject to the general oversight and authority of the Board under applicable Law, upon the Closing and at all times prior to the Extended Expiration Time, the Board shall establish, empower and maintain an Investment Committee (the “Investment Committee”) and, if one or more Investor Director is serving on the Board at such time, appoint an Investor Director designated by Investor as chair of the Investment Committee.

(b)  The charter of the Investment Committee shall specify that the Investment Committee’s responsibilities include reviewing and making recommendations regarding investment strategy and significant transactions of the Company, including vessel acquisitions and dispositions, long-term charters and significant financings, to the Board, which shall hold the right to make all final determinations with respect to all such matters.

SECTION 2.04.  Approval Required for Certain Actions.

12

(a)  From and after the Closing and prior to the Initial Expiration Time, the approval of the Investor shall be required for the Company or any of its subsidiaries to do or effect, any of the following (in addition to any other Board or shareholder approval required by any law, rule or regulation or the constituent documents of the Company and its Subsidiaries):

(i)  any purchase of one or more vessels;

(ii)  any restructuring, alteration, modification or amendment of a Suezmax Bareboat Charter that materially reduces the term of such charter or the value of such charter to the Company and its Subsidiaries, taken as a whole; and

(iii)  any increase in the number of Directors on the Board above 7 Directors.

SECTION 2.05.  Corporate Opportunity.  Notwithstanding anything contained herein or in any other Transaction Document, except for any Renounced Business Opportunity, the Investor, any of its affiliates and any of their respective directors, officers and employees, including any Investor Directors, may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director or any other shareholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Investor Directors (“Investor Transactions”), in each case without any prior Company, Board or shareholder notification or approval; provided that if the Company is considering the same Investor Transaction, the Investor will promptly notify the Company of its interest in such Investor Transaction and cause each Investor Director and Investor Observer to recuse himself from all Board discussions and activities relating to such Investor Transaction.  Without limiting the generality of the foregoing, the Company agrees and acknowledges that Investor and its affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately proceeding sentence shall be applicable to such competitors, their respective affiliates and any of their respective directors, officers and employees in respect thereof.  For purposes of this Agreement, “Renounced Business Opportunity” means an Investor Transaction that (i) is presented to an Investor Director or an Investor Observer in such Person’s capacity as a Director or board observer (whether at a meeting of the Board or otherwise) and with respect to which the Investor has not independently received notice or is otherwise not previously aware or (ii) is identified by Investor solely through disclosure of information by or on behalf of the Company to the Investor.  The Company agrees that for purposes of the immediately preceding sentence, the determination as to whether an Investor Director or an Investor Observer has been presented with such Investor Transaction in such Person’s capacity as a Director or board observer or solely through disclosure of information by or on behalf of the Company shall, in each case, be made

13

reasonably and in good faith by Investor, and any such determination made reasonably and in good faith shall be binding for purposes hereof.

SECTION 2.06.  Articles of Incorporation and Bylaws.  The Board shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Articles of Incorporation and Bylaws are not at any time inconsistent in any material respect with the provisions of this Agreement.  If the Investor Percentage Interest is equal to or greater than 7.2%, the Company shall not, prior to the Investor Exchange Date, (i) amend the Company’s Articles of Incorporation or Bylaws in a manner that disproportionally and adversely affects the Investor or the holders of Preferred Stock vis-à-vis the other holders of Equity Securities or other capital stock of the Company or (ii) amend the Certificate of Designation, in each case, without the prior written consent of the Investor.

SECTION 2.07.  Interested Transactions.  The approval by a majority of the Other Directors shall be required (in addition to any other Board or shareholder approval required by any law, rule or regulation) for the Company or any of its subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving the Company or any of its subsidiaries, on the one hand, and any Investor Party, on the other hand, the terms of which are not governed by a pre-existing agreement to which the Company or any of its subsidiaries is a party or a provision of the Company’s Articles of Incorporation or Bylaws.

SECTION 2.08.  Fiduciary Duties.  Nothing in Section 2.01, 2.02, 2.03, 2.06 or 6.01 shall be deemed to require the Board or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Sections 2.01, 2.02, 2.03, 2.06 or 6.01 by reason of such action or failure to act, if the Board, such committee or Director determines in good faith (after consideration of advice of outside legal counsel) that refraining from taking such action or failing to take such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders, including the Investor and its affiliates, under applicable Law.  This Section 2.08 shall not be interpreted to create any fiduciary obligation that would not exist in the absence of this Section 2.08.

SECTION 2.09.  Change in Law.  In the event any Law comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE III

Registration Rights

SECTION 3.01.  Registration.  (a)  At any time and from time to time following the Initial Expiration Time, the Company agrees that upon the written request

14

of the Investor (a “Demand Registration”), it will as promptly as reasonably practical prepare and file a registration statement (a “Registration Statement”) under the Securities Act as to the number of shares of Registrable Securities specified in such request; provided, however, that (i) the Company shall not be obligated to effect more than one Demand Registration in any 180-day period and (ii) the Registrable Securities of the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) for which a Demand Registration has been requested shall have a value (based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of the Investor’s request for such Demand Registration) of not less than $5,000,000.  Each such request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be offered for sale and shall also specify the intended method of distribution thereof; provided, however, that the Investor may change such number if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $5,000,000 of Registrable Securities being included in the Registration Statement.

(b)  The Company agrees to use commercially reasonable efforts (i) to cause any Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective for a period of not less than 75 days, or, if earlier, the period sufficient to complete the distribution of the Registrable Securities. The Company further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above. Upon the expiration of the time period set forth in clause (ii) above, a Demand Registration shall count as a completed Demand Registration for purposes of determining when future Demand Registrations which can be requested pursuant to this Section 3.01, subject to paragraph (e) below.

(c)  In the event an offering of shares of Registrable Securities involves one or more Underwriters, the Investor shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally-recognized investment banks reasonably agreed to between the Company and the Investor.

(d)  Notwithstanding the foregoing provisions of this Section 3.01, the Investor may not request a Demand Registration within the 90-day period after a Registration Statement for Common Stock has been filed by the Company (for its own account or for any other security holders) with and declared effective by the SEC, unless such Registration Statement has been withdrawn; provided, however, the forgoing limitation will not apply if the Investor was not given the opportunity, in accordance with Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

15

(e)  Any Investor Party holding Registrable Securities included in a Registration Statement shall be permitted to remove all or any part of the Registrable Securities held by it from any Registration Statement at any time prior to the effective date of the Registration Statement covering such Registrable Securities; provided, however, that such Demand Registration shall nonetheless count as a Demand Registration for purposes of determining when future Demand Registrations can be requested pursuant to this Section 3.01, unless the Investor reimburses the Company for all registration expenses incurred by the Company in connection with such withdrawn Demand Registration.

SECTION 3.02.  Piggyback Registration.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for (a) the Company’s own account (other than a Registration Statement on Form F-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any of its holders of Common Stock pursuant to a demand registration requested by such holders, then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer the Investor (and any of its permitted transferees holding Registrable Securities pursuant to Section 5.01) the opportunity to register such number of shares of Registrable Securities as the Investor and its affiliates may request on the same terms and conditions as the Company’s or such holder’s Common Stock (a “Piggyback Registration”).  The Company shall control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering shall be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, the Company shall select the lead Underwriter and any additional Underwriters in connection with such offering.

SECTION 3.03.  Reduction of Offering.  Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 delivers a written opinion to the Company that the number of shares of Common Stock (including all Registrable Securities) that the Investor (and its permitted transferees), the Company and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement for the account of the Investor (and its permitted transferees) and the Company and any other Persons shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter; provided, however, that (a) priority in the case of a Demand Registration pursuant to Section 3.01 shall be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter,

16

(ii) second, securities initially proposed to be offered by the Company for its own account and (iii) third, pro rata among any other securities of the Company requested to be registered by the holders thereof pursuant to a contractual right of registration so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (b) priority in the case of a Piggyback Registration initiated by the Company for its own account pursuant to Section 3.02 shall be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor and its permitted transferees, allocated among them as determined by the Investor so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (iii) third, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration and (c) priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by the Company for its own account, (iii) third, the Registrable Securities offered for the account of the Investor and its permitted transferees and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration.

SECTION 3.04.  Registration Procedures.  Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(a)  furnish to the Investor, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), any and all transmittal letters or other correspondence with the SEC relating to the Registration Statement and such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

(b)  notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not

17

misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)  enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to the Company) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

(d)  make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for the Investor and the Underwriter and any accountant or other agent retained by the Investor or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

(e)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Investor may reasonably request;

(f)  use commercially reasonable efforts to obtain and deliver to the Underwriters and the Investor a 10b-5 statement and legal opinions from the

18

Company’s counsel in customary form and covering such matters as customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Investor may reasonably request;

(g)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(h)  use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on the exchange or automated quotation system on which similar securities issued by the Company are listed or quoted.

SECTION 3.05.  Conditions to Offerings.  The obligations of the Company to take the actions contemplated by Sections 3.01, 3.02 and 3.04 with respect to an offering of Registrable Securities shall be subject to the following conditions:

(a)  the Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

(b)  the Investor shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act;

(c)  the Company may require the Investor to furnish to the Company such information regarding the Investor or the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws; and

(d)  in any underwritten offering pursuant to Section 3.01 or Section 3.02 hereof, any Investor Party including Registrable Securities in a Registration Statement, together with the Company, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings, including, custody agreements, powers of attorney and indemnification provisions relating to information provided in writing by an Investor Party.

19

Any Investor Party holding Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(b) hereof or a condition described in Section 3.06 hereof, all Investor Parties will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the sale of such shares of Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(b) hereof or notice from the Company of the termination of the Deferral Period and, if so directed by the Company, will promptly deliver to the Company all copies (other than any permanent file copies then in the Investor’s possession) of the most recent prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

SECTION 3.06.  Deferral Period.  The Company’s obligations pursuant to Sections 3.01 and 3.02 hereof shall be suspended if compliance with such obligations would (a) violate applicable Law or (b) require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company have determined, in the good faith exercise of their reasonable business judgment, that such disclosure is not in the best interests of the Company; provided, however, that any such suspension shall not exceed 60 consecutive days and all such suspensions shall not exceed 150 days in any twelve-month period (the “Deferral Period”).  The Company shall promptly give the Investor written notice of any such suspension containing the approximate length of the anticipated delay, and the Company shall notify  the Investor upon the termination of the Deferral Period.

SECTION 3.07.  Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with the registration obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by the Company, will be borne by the Company.  Any Investor Party or any other Person registering Registrable Securities will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its or its affiliates’ account and transfer taxes, if any, relating to the sale or disposition of such securities. The Company shall pay the reasonable legal fees and expenses of counsel to the Investor Parties, not to exceed $25,000 in the aggregate per annum, in connection with the registration of their Registrable Securities.

20

SECTION 3.08.  Indemnification.  (a)  In connection with any registration of Registrable Securities pursuant to Section 3.01 or 3.02 hereof, the Company agrees to indemnify, defend and hold harmless the Investor, its partners, directors, members, officers and employees, and any Person who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Investor or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), prospectus or preliminary prospectus contained therein, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Investor, its partners, directors, members, officers or controlling Persons furnished in writing by or on behalf of the Investor to the Company expressly for use in, the Registration Statement, prospectus or preliminary prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, prospectus or preliminary prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, prospectus or preliminary prospectus or was necessary to make such information not misleading.  Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 3.08 shall not inure to the benefit of any Investor Party or any other holder of Registrable Securities from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that any Investor Party sold Registrable Securities to such a Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

(b)  In connection with any Registration Statement, the Investor Parties holding Registrable Securities, as the case may be, will furnish to the Company in writing such information and affidavits with respect to the Investor Parties holding Registrable Securities, as the case may be, as the Company reasonably requests, including information relating to the Investor Parties, as the case may be, for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to

21

indemnify, defend and hold harmless the Company, its directors, officers and employees and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Investor, but only in connection with information relating to the Investor or such other holders of Registrable Securities, as the case may be, furnished to the Company in writing by or on behalf of the Investor expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

(c)  If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the Investor (as applicable, the “Indemnifying Party”) pursuant to subsection (a) or (b) of this Section 3.08, such Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such Indemnified Party of notice of the Proceeding, and shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced by such failure.  In case any such Proceeding shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, (x) the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith (such cooperation to include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder) and (y) the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof.  For the avoidance of doubt, the Indemnified Party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  If the Indemnifying Party elects not to assume the defense of such Proceeding, it is understood that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such Indemnified Party.  In the event the Indemnified Party assumes the defense of the Proceeding, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress

22

of any such Proceeding.  The Indemnifying Party shall not be liable for any settlement of a Proceeding that an Indemnified Party may effect without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party.  The Indemnifying Party shall pay or cause to be paid all amounts arising out of any settlement or judgment to which it consented in accordance with the terms of such settlement or judgment.

SECTION 3.09.  Rule 144.  For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the Investor reasonably may request, all to the extent required from time to time to enable the Investor Parties to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

SECTION 3.10.  Lockup.  If and to the extent requested by the managing Underwriters of an underwritten public offering of equity securities of the Company, the Company and the Investor agree not to effect, and to cause their respective affiliates not to effect, except as part of such registration, any offer, sale, pledge, hedging transaction, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven-day period prior to and during such period that the lead Underwriter may reasonably request, no greater than 90 days, beginning on the effective date of such registration.

SECTION 3.11.  Marketing Cooperation.  Following the Investor Exchange Date, at the request of the Investor, the Company shall use commercially reasonable efforts to make available its executive officers to cooperate with one customary marketed road show to assist the Investor in an offering of its Registrable Securities hereunder, with timing, payment of expenses and the other terms of such cooperation to be mutually agreed by the Company and the Investor; provided, however, that the aggregate number of days of “road show” presentations in connection with an offering of Registrable Securities for each Demand Registration shall not exceed four business days (excluding any applicable travel time).

23

SECTION 3.12.  Termination of Registration Rights.  The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock subject to this Agreement cease to be Registrable Securities.  Notwithstanding the forgoing, the registration rights contained in this Article III shall terminate in any event with respect to any Investor Party or any other holder of Registrable Securities when any such holder no longer owns any Registrable Securities.  In addition, even if the registration rights contained in this Article III are no longer in effect, in the event that an Investor Party intends to dispose of a significant number of Common Shares and such disposition could reasonably be expected to have an adverse impact on the trading price of shares of Common Stock or otherwise have an adverse impact on the market for Common Stock, the Company and the Investor Parties shall cooperate in connection with such disposition and shall take commercially reasonable efforts to mitigate the adverse effects of any such disposition; provided, however, that nothing in this sentence shall be deemed to restrict an Investor Party in connection with the sale of any Common Stock (including the size or timing of such disposition).

ARTICLE IV

Limitations on Purchases of
Equity Securities and Other Actions

SECTION 4.01.  Purchases of Equity Securities.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities.  Equity Securities acquired pursuant to this Article IV shall be subject to all of the terms, covenants and conditions of this Agreement.

SECTION 4.02.  Additional Limitations.  Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not:

(a)  seek, make or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, any (i) merger, consolidation, tender, exchange offer or other business combination involving the Company or any of its Subsidiaries, or any equity interest therein, (ii) sale or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries, (iii) dissolution, liquidation, restructuring, recapitalization of, or similar transaction involving, the Company or any of its subsidiaries or (iv) acquisition of any equity interest in the Company or any of its subsidiaries;

(b)  “solicit”, or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation”;

24

(c)  form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of the Investor Parties);

(d)  grant any proxies with respect to any Voting Stock to any Person (other than the Company or as recommended by the Board) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(e)  seek, alone or in concert with other Persons, additional representation on the Board or seek the removal of any member of the Board that is not an Investor Director or a change in the composition or size of the Board that is inconsistent with this Agreement;

(f)  call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company;

(g)  enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing, or disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or make or take any action that would reasonably be expected to cause the Company to make a public announcement regarding any intention of any Investor Party to take an action that would be prohibited by, or inconsistent with, the foregoing; or

(h)  request, propose or otherwise seek any amendment or waiver of or release from, or otherwise act to contest the validity of, the restrictions set forth in the provisions of Article IV.

SECTION 4.03.  Standstill Exceptions.  Notwithstanding Sections 4.01 and 4.02, during the Standstill Period, the Investor Parties:

(a)  may acquire the Acquired Shares pursuant to the Investment Agreement;

(b)  may acquire beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition, the Investor Percentage Interest would not exceed the Standstill Percentage; and

(c)  shall be permitted to make requests to the Board to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by the Company.

25

ARTICLE V

Transfer of Preferred Stock

SECTION 5.01.  Limitation on Transfer of Preferred Stock.  (a)  The Investor agrees that, prior to the Initial Expiration Time, it shall not, and shall not permit any of the Investor Parties to, directly or indirectly sell, transfer, pledge, encumber, assign, loan or otherwise dispose (“Transfer”) of any portion or interest of any shares of Preferred Stock acquired pursuant to the Investor Purchase set forth in the Investment Agreement (but excluding any Common Stock issued upon conversion of such Preferred Stock) without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion), other than to any affiliate of the Investor, and such transferees may Transfer Preferred Stock to any other affiliates of the Investor; provided, however, that (x) any such transferee shall agree in writing for the benefit of the Company (in form and substance satisfactory to the Company) to be bound by the terms of this Agreement and (y)  for purposes of calculating any ownership threshold applicable to the Investor and/or its affiliates under this Agreement, all shares of Voting Stock held by the Investor and any permitted transferee under this Section 5.01(a) shall be taken into account.  Any purported Transfer that is not in accordance with the terms and conditions of this Section 5.01 shall be, to the fullest extent permitted by law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

(b)  The Investor agrees that, prior to the Extended Expiration Time, it shall not, and shall cause the Investor Parties not to, directly or indirectly, enter into any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Acquired Shares or the other transactions contemplated hereunder or in the other Transaction Documents or into any Hedging Transaction.

(c)  The Investor agrees that, following the Initial Expiration Time, it shall not, and shall cause the Investor Parties not to, directly or indirectly, Transfer any shares of Voting Stock without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion) to (i) any Person or 13D Group in an amount constituting 10% or more of the Voting Stock then outstanding or (ii) any Person or 13D Group that, immediately following such Transfer, would beneficially own in the aggregate 10% or more of the Voting Stock then outstanding.

SECTION 5.02.  Legend.  (a)  The Company may place appropriate legends on the certificates representing Preferred Stock held by the Investor Parties setting forth the restrictions referred to in Section 5.01 and any restrictions appropriate for compliance with U.S. federal securities laws.  The Investor agrees with the Company that each certificate evidencing Preferred Stock held by the Investor on the Closing Date

26

shall be endorsed with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable securities Laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (WHICH TRANSACTION SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED                           , 2012 BETWEEN DHT HOLDINGS, INC. AND ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., AS AMENDED FROM TIME TO TIME.

(b)  The Company will promptly issue replacement certificates to the Investor Parties, upon request, in order to permit the Investor Parties to engage in sales, transfers and other dispositions that are not restricted hereunder or under U.S. federal securities laws.  Purported transfers of shares of Common Stock that are not in compliance with this Article V shall be void.

ARTICLE VI

Agreements Relating to Requisite Shareholder Approval

SECTION 6.01.  Proxy Statement; Shareholders’ Meeting.  (a)  Until the Requisite Shareholder Approval is obtained, the Company agrees to use commercially reasonable efforts to, in compliance with applicable Law, the Articles of Incorporation and Bylaws and the rules of the NYSE, seek the Requisite Shareholder Approval.  Without limiting the generality of the foregoing, (i) the Company shall prepare and distribute a proxy statement soliciting the Requisite Shareholder Approval to the Company’s shareholders in connection with each shareholder meeting following the date of this Agreement and (ii) in the event that the Requisite Shareholder Approval is not

27

obtained at the first annual shareholder meeting of the Company following the date of this Agreement, the Company shall as promptly as practicable engage a proxy solicitation service provider (at its own expense) to assist in obtaining the Requisite Shareholder Approval and as promptly as practicable thereafter call a special meeting to request the Requisite Shareholder Approval.  Subject to Section 2.08, the Company shall include in each such proxy statement the recommendation of the Board that the shareholders grant the Requisite Shareholder Approval.  The Board shall continue to convene meetings of the shareholders of the Company on a basis no less frequent than two times per annum (including special meetings and the regularly scheduled annual meetings) for the purposes of obtaining, and, subject to Section 2.08, continue to recommend that the shareholders of the Company grant, the Requisite Shareholder Approval until the earlier of (i) the receipt of the Requisite Shareholder Approval and (ii) the date all shares of Preferred Stock held by the Investor or any of its permitted transferees pursuant to Section 5.01 are redeemed in accordance with the Certificate of Designation.

(b)  The Investor shall provide the Company such information as the Company may reasonably request in connection with the preparation and distribution of any proxy statement in connection with a shareholder meeting at which the Requisite Shareholder Approval will be sought, and shall promptly correct any information supplied by it for inclusion in any such proxy statement if and to the extent any such information previously provided shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 6.02.  Common Stock Dividends.  Following January 31, 2013, in the event the Requisite Shareholder Approval is not obtained by such date, the Company shall not declare or make, or agree to pay or make cash dividends in respect of the Common Stock in excess of $0.01 per share per annum until the date the Requisite Shareholder Approval is obtained.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt; (b) on the first business day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 7.01.

28

(a) if to the Company, to

DHT Holdings, Inc.

26 New Street

St. Helier, Jersey JE2 3RA

Channel Islands

Fax: +44 1534 878 427

Attention: Chief Executive Officer

with a copy to:

DHT Management AS

Haakon VIIs gt. 1, 6th floor

POB 2039, 0125 Oslo, Norway

Fax: +47 2311 5081

Attention: Chief Executive Officer

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax:  212-474-3700
Phone:  212-474-1000

Attention:  Erik R. Tavzel

Stephen L. Burns

(b) if to the Investor, to

Anchorage Illiquid Opportunities Offshore Master III, L.P.

610 Broadway, 6th Floor
New York, NY 10012
Fax: 212-432-4647

Attention: Anne-Marie Kim

with a copy to:

29

Boies, Schiller & Flexner LLP
575 Lexington Avenue - 7th Floor
New York, NY 10022
Fax:  212-446-2350
Phone:  212-446-2300

Attention:  Jason M. Hill

SECTION 7.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Other Directors (except for amendments or waivers that are administrative in nature or that do not materially adversely affect the rights of the Unaffiliated Equity Holders, which amendments and waivers shall only require the approval of a majority of the Directors).

(b)  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 7.03.  Interpretation.  When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.   The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of

30

statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 7.04.  Termination.

(a)  Automatic Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 7.04(b) (i) upon the mutual written agreement of the Company and the Investor and (ii) at such time when any of the Investor Parties no longer beneficially own any shares of the Company’s Voting Stock.

(b)  Survival.  In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except (i) Article III shall survive any such termination until the Investor (and its permitted transferees of Registrable Securities pursuant to Section 5.01) no longer hold Registrable Securities and (ii) Articles I and VII shall survive any such termination indefinitely.

SECTION 7.05.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.06.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 7.07.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

31

SECTION 7.08.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.09.  Consent to Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the Borough of Manhattan in New York City in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in such court and (d) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Federal court sitting in the State of New York.

SECTION 7.10.  Effectiveness.  This Agreement shall become effective upon the execution of this Agreement.

SECTION 7.11.  Confidentiality.  (a)  The Investor agrees to maintain, and it shall cause its subsidiaries and affiliates, and its and their directors, officers, partners, employees, agents, counsel, advisors, consultants and other representatives (including any Investor Director and any Investor Observer appointed pursuant to Section 2.01(d)) to maintain, the confidentiality of all information obtained by the Investor Parties and its Representatives from the Company or any of its subsidiaries or Representatives, and not to use such information for any purpose other (i) than the evaluation and protection of the investment by the Investor Parties in the Company, (ii) the exercise by the Investor Parties of any of its rights under this Agreement and (iii) the exercise by the Investor Directors of their fiduciary duties as Directors of the Company.

(b)  Notwithstanding the foregoing, the confidentiality obligations of Section 7.11(a) will not apply to information obtained other than in violation of this Agreement:

(i)  which any of the Investor Parties, or their subsidiaries or Representatives, is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority; provided, however, that, to the extent practicable, the disclosing party

32

shall (A) give the Company reasonable notice of any such requirement and the opportunity to seek appropriate protective measures and (B) cooperate with the Company in attempting to obtain such protective measures;

(ii)  which becomes available to the public other than as a result of a breach of Section 7.11(a); or

(iii)  which has been provided to any of the Investor Parties or their subsidiaries or Representatives on a non-confidential basis by a third party who obtained such information other than from any such Person.

SECTION 7.12.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the Investment Agreement and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, both written and oral, between the parties and/or their affiliates with respect to the subject matter hereof. Except as expressly set forth in Section 3.08, no provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 7.13.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.14.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

SECTION 7.15.  Acknowledgment of Securities Laws.  The Investor hereby acknowledges that it is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is the subject of Section 7.11, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

33

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

by

	Name:	Svein Moxnes Harfjeld
	Title:	Chief Executive Officer

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

By:	ANCHORAGE CAPITAL GROUP, L.L.C., its Investment Manager

	Name:	Natalie Birrell
	Title:	Chief Operating Officer

ANNEX III

FORM OF PRESS RELEASE

DHT Holdings, Inc. Announces $80 million Backstopped Equity Offering and Concurrent Private Placement

ST. HELIER, Channel Islands—March 19, 2012—DHT Holdings, Inc. (“DHT” or the “Company”) (NYSE: DHT) announced today that its Board of Directors (the “Board”) has approved a backstopped equity offering and a concurrent private placement, both of which will allow DHT to raise equity capital through the sale of shares of common stock and preferred stock.  The equity offering proceeds will be used to prepay certain debt under DHT’s existing credit facilities and provide DHT with the capital to pursue vessel acquisition and other growth opportunities.

Svein Moxnes Harfjeld, DHT’s CEO, and Trygve P. Munthe, DHT’s President, stated the following:  “This is a significant and important transaction for DHT.  The equity offering and private placement will generate $80 million of proceeds, which we will use to prepay debt, creating a clear runway for DHT over the next few years, and also invest in growth opportunities.  As managers and major shareholders of DHT, it is important to us that this offering be done in a fair and shareholder-friendly manner.  We intend to fully subscribe for our pro rata portion in the offering.  We also are excited to partner with Anchorage Capital, who, following this transaction, will become a major shareholder and capital partner of DHT.”

Pursuant to the backstopped equity offering, DHT intends to raise gross proceeds of $72.5 million through a backstopped equity offering of 51,785,800 shares of common stock and 258,929 shares of preferred stock (the “Offered Shares”) only to holders of record of its common stock (the “Record Date Holders”) as of the close of business on March 29, 2012 (the “Record Date”).

The offering is backstopped by a fund managed by Anchorage Capital Group, L.L.C. (“Anchorage”), a New York based investment firm with approximately $10.0 billion under management.  DHT expects to sell an additional $7.5 million in its capital stock in a concurrent private placement of 53,571 shares of preferred stock to Anchorage, and will pay an additional 21,429 shares of preferred stock to Anchorage as a transaction fee in consideration for providing the backstop commitment.  Additionally, subject to certain conditions, Anchorage will have the right to designate one director to be appointed to the Board upon completion of the offering and to nominate an additional director thereafter.

In a statement, Anchorage commented:  “We are excited to partner with DHT and its excellent management team.  This transaction will create one of the most well capitalized companies in the tanker sector with the ability to both weather the downturn, and also grow through it.  We look forward to building upon our relationship with DHT in the future.”

The Offered Shares will be sold in round lots consisting of 200 shares of common stock and one share of preferred stock.  Each round lot will be sold at a price of $280, representing a purchase price of $0.70 per share of common stock and $140 per share of preferred stock.  Upon the satisfaction of certain conditions and subject to adjustments described herein, each share of preferred stock will automatically be exchanged for 200 shares of common stock.

Record Date Holders will need to own at least 250 shares of DHT’s common stock to participate in the equity offering.  If the equity offering is not fully subscribed, subject to certain limitations, each participating Record Date Holder will have the opportunity to oversubscribe so long as such Record Date Holder, together with its affiliates and certain groups of shareholders to which such Record Date Holder belongs would not beneficially own more than 9.99% of the aggregate voting power of DHT’s outstanding capital stock after giving effect to the equity offering and concurrent private placement.

The offering will commence on April 2, 2012 and will expire on April 27, 2012.

Important Dates:
Record Date	March 29, 2012
Subscription period	April 2 – April 27, 2012
Expiration date	April 27, 2012(1)

(1) Shares will be issued as soon as practicable following the Expiration date.

UBS Investment Bank is acting as Financial Advisor to DHT.

DHT will host an investor conference call at 8:30 a.m. (EDT) on Tuesday, March 20, 2012 to discuss the equity offering and private placement.  Individuals can access the call by dialing 1 646 254 3360 within the United States, 23162729 within Norway and +44 207 136 2051 for international callers.  The passcode is “DHT”.  A live webcast and accompanying slides will be available on DHT’s website at http://www.dhtankers.com.

A replay of the call will be available shortly after the call ends. Through April 27, 2012, the replay will be available on DHT’s website at http://www.dhtankers.com, and a replay may be accessed by dialing 1 347 366 9565 within the United States, 21000498 within Norway or +44 207 111 1244 for international callers and enter 9798743# as the pass code.

The offering will be made pursuant to the Company’s existing shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get those documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus and prospectus supplement if you request it by calling or emailing the information agent for the offering, Georgeson Inc., toll-free at 1-888-566-3252 or dht@georgeson.com.

About DHT Holdings, Inc.

DHT operates a fleet of twelve double-hull crude oil tankers, of which eleven are wholly owned by the company. The fleet consists of six VLCCs, two Suezmax tankers and four Aframax tankers. Eight of the vessels are on medium-term time charters, two are on long-term bareboat charters and two are operating in the Tankers International Pool. For further information: www.dhtankers.com.

About Anchorage Capital Group, L.L.C.

Anchorage Capital Group, L.L.C. is a New York-based registered investment adviser founded in 2003.  The firm manages approximately $10 billion in private investment funds across the credit, special situations and illiquid investment markets of North America, Europe and Australia.

Forward Looking Statements

This press release contains assumptions, expectations, projections, intentions and beliefs about future events, in particular regarding daily charter rates, vessel utilization, the future number of newbuilding deliveries, oil prices and seasonal fluctuations in vessel supply and demand. When used in this document, words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release and are not intended to give any assurance as to future results. For a detailed discussion of the risk factors that might cause future results to differ, please refer to the Company’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on March 19, 2012.

The Company undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and the Company’s actual results could differ materially from those anticipated in these forward-looking statements.

Source: DHT Holdings, Inc.

DHT Holdings, Inc.

Svein Moxnes Harfjeld, CEO, + 47 4140 4886

smh@dhtankers.com

or

Trygve P. Munthe, President, + 47 9135 0025

tpm@dhtankers.com

or

Eirik Ubøe, CFO, + 47 4129 2712

eu@dhtankers.com

SCHEDULE A

Subsidiaries

1)              Ania Aframax Corporation

2)              Ann Tanker Corporation

3)              Cathy Tanker Corporation

4)              Chris Tanker Corporation

5)              DHT Chartering, Inc.

6)              DHT Eagle, Inc.

7)              DHT Management AS

8)              DHT Maritime, Inc.

9)              DHT Phoenix, Inc.

10)        London Tanker Corporation

11)        Newcastle Tanker Corporation

12)        Rebecca Tanker Corporation

13)        Regal Unity Corporation

14)        Sophie Tanker Corporation

SCHEDULE B

Vessels

1)              Overseas Ann

2)              Overseas Chris

3)              Overseas Regal

4)              DHT Phoenix

5)              DHT Eagle

6)              Venture Spirit

7)              Overseas Newcastle

8)              Overseas London

9)              Overseas Cathy

10)        Overseas Sophie

11)        Overseas Rebecca

12)        Overseas Ania